                                                                   Exhibit 10.18

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                         RECEIVABLES TRANSFER AGREEMENT

                          DATED AS OF FEBRUARY 14, 2003

                                      AMONG

                   FSI RECEIVABLES COMPANY LLC, AS TRANSFEROR,

               FISHER SCIENTIFIC INTERNATIONAL INC., AS SERVICER,

                      BLUE RIDGE ASSET FUNDING CORPORATION,

   WACHOVIA BANK, NATIONAL ASSOCIATION, INDIVIDUALLY AND AS BLUE RIDGE AGENT,

                          LIBERTY STREET FUNDING CORP.,

       THE BANK OF NOVA SCOTIA, INDIVIDUALLY AND AS LIBERTY STREET AGENT,

                                       AND

          WACHOVIA BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

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                                TABLE OF CONTENTS

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ARTICLE I. TRANSFER ARRANGEMENTS...........................................................................        2

   Section 1.1    Transfer Facility........................................................................        2
   Section 1.2    Increases................................................................................        3
   Section 1.3    Decreases................................................................................        4
   Section 1.4    Payment Requirements.....................................................................        4
   Section 1.5    Computations.............................................................................        4
   Section 1.6    Extension of Liquidity Termination Date..................................................        4

ARTICLE II. PAYMENTS AND COLLECTIONS.......................................................................        5

   Section 2.1    Payments.................................................................................        5
   Section 2.2    Collections and Reinvestments prior to Amortization......................................        6
   Section 2.3    Collections Following Amortization.......................................................        6
   Section 2.4    Payment Rescission.......................................................................        7
   Section 2.5    Maximum Receivable Interests.............................................................        7
   Section 2.6    Clean Up Call............................................................................        8

ARTICLE III. CONDUIT FUNDING...............................................................................        8

   Section 3.1    CP Costs.................................................................................        8
   Section 3.2    CP Costs Payments........................................................................        8
   Section 3.3    Calculation of CP Costs..................................................................        8

ARTICLE IV. LIQUIDITY BANK FUNDING.........................................................................        9

   Section 4.1    Liquidity Bank Funding...................................................................        9
   Section 4.2    Yield Payments...........................................................................        9
   Section 4.3    Selection and Continuation of Tranche Periods............................................        9
   Section 4.4    Liquidity Bank Discount Rates............................................................        9
   Section 4.5    Suspension of the LIBO Rate..............................................................       10

ARTICLE V. REPRESENTATIONS AND WARRANTIES..................................................................       10

   Section 5.1    Representations and Warranties of the Transferor Parties.................................       10

ARTICLE VI. CONDITIONS OF PURCHASES........................................................................       15

   Section 6.1    Conditions Precedent to Initial Incremental Transfer.....................................       15
   Section 6.2    Conditions Precedent to All Transfers and Reinvestments..................................       15

ARTICLE VII. COVENANTS.....................................................................................       16

   Section 7.1    Affirmative Covenants of the Transferor Parties..........................................       16
   Section 7.2    Negative Covenants of the Transferor Parties.............................................       23

ARTICLE VIII. ADMINISTRATION AND COLLECTION................................................................       25

   Section 8.1    Designation of Servicer..................................................................       25
   Section 8.2    Duties of Servicer.......................................................................       26
   Section 8.3    Collection Notices.......................................................................       27
   Section 8.4    Responsibilities of Transferor...........................................................       28
   Section 8.5    Reports..................................................................................       28
   Section 8.6    Servicing Fees...........................................................................       28

ARTICLE IX. AMORTIZATION EVENTS............................................................................       29

   Section 9.1    Amortization Events......................................................................       29
   Section 9.2    Remedies.................................................................................       31

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
ARTICLE X. INDEMNIFICATION.................................................................................       31

   Section 10.1   Indemnities by the Transferor Parties....................................................       31
   Section 10.2   Withholding Taxes........................................................................       34
   Section 10.3   Increased Cost and Reduced Return........................................................       36
   Section 10.4   Other Costs and Expenses.................................................................       37

ARTICLE XI. THE AGENTS.....................................................................................       37

   Section 11.1   Appointment..............................................................................       37
   Section 11.2   Delegation of Duties.....................................................................       38
   Section 11.3   Exculpatory Provisions...................................................................       39
   Section 11.4   Reliance by Agents.......................................................................       39
   Section 11.5   Notice of Amortization Events............................................................       40
   Section 11.6   Non-Reliance on Agents and Other Transferees.............................................       40
   Section 11.7   Indemnification of Agents................................................................       41
   Section 11.8   Agents in their Individual Capacities....................................................       42
   Section 11.9   Successor Administrative Agent...........................................................       42
   Section 11.10  Agents' Conflict Waivers.................................................................       42
   Section 11.11  UCC Filings..............................................................................       43

ARTICLE XII. ASSIGNMENTS; PARTICIPATIONS...................................................................       43

   Section 12.1   Assignments..............................................................................       43
   Section 12.2   Participations...........................................................................       45
   Section 12.3   Limitation on Assignments and Participations.............................................       45

ARTICLE XIII. MISCELLANEOUS................................................................................       46

   Section 13.1   Waivers and Amendments...................................................................       46
   Section 13.2   Notices..................................................................................       46
   Section 13.3   Ratable Payments.........................................................................       46
   Section 13.4   Protection of Ownership Interests of the Transferees.....................................       47
   Section 13.5   Confidentiality..........................................................................       47
   Section 13.6   Bankruptcy Petition......................................................................       48
   Section 13.7   Limitation of Liability..................................................................       48
   Section 13.8   CHOICE OF LAW............................................................................       48
   Section 13.9   CONSENT TO JURISDICTION..................................................................       49
   Section 13.10  WAIVER OF JURY TRIAL.....................................................................       49
   Section 13.11  Integration; Binding Effect; Survival of Terms...........................................       49
   Section 13.12  Counterparts; Severability; Section References...........................................       50
   Section 13.13  Characterization.........................................................................       50
   Section 13.14  Nonrecourse Nature of Transactions.......................................................       50

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                             EXHIBITS AND SCHEDULES

Exhibit I         Definitions

Exhibit II        Form of Transfer Notice

Exhibit III Transferor's State of Organization; Chief Executive Office; Locations of Records; Federal Employer and Organizational Identification Numbers

Exhibit IV        Names of Collection Banks; Collection Accounts

Exhibit V         Form of Compliance Certificate

Exhibit VI        Form of Assignment Agreement

Exhibit VII       Credit and Collection Policy

Exhibit VIII      Form of Performance Undertaking

Exhibit IX        Form of Settlement Report

Exhibit X         Form of Interim Settlement Report

Schedule A        Commitments

Schedule B        Closing Documents

                         RECEIVABLES TRANSFER AGREEMENT

                  THIS RECEIVABLES TRANSFER AGREEMENT dated as of February 14, 2003, is among:

                  (a) FSI Receivables Company LLC, a Delaware limited liability company formerly known as FSI Receivables Corp. ("TRANSFEROR"),

                  (b) Fisher Scientific International Inc., a Delaware corporation ("PARENT"), as initial Servicer,

                  (c) Blue Ridge Asset Funding Corporation, a Delaware corporation ("BLUE RIDGE" or a "CONDUIT"), and Liberty Street Funding Corp., a Delaware corporation ("LIBERTY STREET" or a "CONDUIT"),

                  (d) Wachovia Bank, National Association, a national banking association ("WACHOVIA"), and its assigns (collectively, the "BLUE RIDGE LIQUIDITY BANKS" and, together with Blue Ridge, the "BLUE RIDGE GROUP"), The Bank of Nova Scotia, a Canadian chartered bank acting through its New York Agency ("SCOTIABANK"), and its assigns (collectively, the "LIBERTY STREET LIQUIDITY BANKS" and, together with Liberty Street, the "LIBERTY STREET GROUP"),

                  (e) Wachovia, in its capacity as agent for the Blue Ridge Group (the "BLUE RIDGE AGENT" or a "CO-AGENT"), Scotiabank, in its capacity as agent for the Liberty Street Group (the "LIBERTY STREET AGENT" or a "CO-AGENT"),

                  (f) Wachovia, in its capacity as administrative agent for the Blue Ridge Group, the Liberty Street Group and each Co-Agent (in such capacity, together with its successors and assigns, the "ADMINISTRATIVE AGENT" and, together with each of the Co-Agents, the "AGENTS").

UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I (OR, IF NOT DEFINED IN
EXHIBIT I HERETO, THE MEANING ASSIGNED TO SUCH TERM IN EXHIBIT I TO THE RECEIVABLES PURCHASE AGREEMENT).

                             PRELIMINARY STATEMENTS

                  Transferor desires to transfer and assign from time to time Receivable Interests to certain of the Transferees.

                  Upon a Co-Agent's receipt of a notice of proposed transfer, its Conduit may, in its absolute and sole discretion, acquire the applicable Receivable Interest from Transferor, and in the event that such Conduit declines to make any such acquisition and if so requested by Transferor, no other Conduit is able to acquire such Receivable Interest, the declining Conduit's Liquidity Banks shall, at the request of Transferor, make such acquisition.

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

                  Wachovia has been requested and is willing to act as Blue Ridge Agent on behalf of the Blue Ridge Group in accordance with the terms hereof.

                  Scotiabank has been requested and is willing to act as Liberty Street Agent on behalf of the Liberty Street Group in accordance with the terms hereof.

                  Wachovia has been requested and is willing to act as Administrative Agent on behalf of the Transferees in accordance with the terms hereof.

                                   ARTICLE I.

                              TRANSFER ARRANGEMENTS

         Section 1.1       Transfer Facility.

                  (a) On the terms and subject to the conditions set forth in this Agreement:

                  (i) Transferor (or the Servicer on Transferor's behalf) may from time to time on and after the Closing Date and prior to the Amortization Date for each applicable Group, transfer and assign Receivable Interests to one or more of the Groups of its choosing by delivering a Transfer Notice to the applicable Co-Agents in accordance with Section 1.2; and

                  (ii) Not later than 12:00 p.m. (New York time) on the proposed date of transfer, each of the recipient Co-Agents shall determine whether its Conduit will acquire its Group's Receivable Interest, and in the event that any applicable Conduit elects not to make any such acquisition, its Co-Agent shall promptly notify Transferor and that Conduit's Liquidity Banks of such fact, whereupon, except as set forth in Section 1.1(a)(iii), each of its Liquidity Banks severally agrees to acquire on such proposed date of transfer its Ratable Share of such Receivable Interest, on the terms and subject to the conditions hereof, PROVIDED that (A) at no time may the Group Invested Amount of any Group at any one time outstanding exceed such Group's Group Limit, and (B) at no time may the Aggregate Invested Amount outstanding hereunder exceed the lesser of the Transfer Limit and the Adjusted Pool Balance.

                  (iii) In the event that pursuant to Section 1.1(a)(ii), a Co-Agent notifies Transferor that its Conduit will not acquire its Group's Receivable Interest on a proposed date of transfer (such Conduit, a "DECLINING CONDUIT"), then, Transferor may offer that Group's Receivable Interest to a different Group by delivery of another written Transfer Notice (a "SUBSTITUTE TRANSFER NOTICE") to the applicable Co-Agent not later than 1:00 p.m. (New York time). Following receipt of a Substitute Transfer Notice, the recipient Co-Agent shall promptly notify Transferor whether its Conduit will acquire the offered Receivable Interest. If such Co-Agent notifies Transferor that its Conduit will not acquire such Receivables Interest, then Transferor (A) shall promptly and irrevocably cancel

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

         the Substitute Transfer Notice by written notice delivered to the applicable Co-Agent not later than 2:00 p.m. (New York time) on such date and (B) shall either (1) cancel the original Transfer Notice by irrevocable written notice to the applicable Co-Agent delivered not later than 2:00 p.m. (New York time) on such date, or (2) deliver a further irrevocable written Transfer Notice (a "Second Transfer Notice") to the Co-Agent that received the original Transfer Notice with respect to the such Receivable Interest stating that the Transferor elects to have the Receivable Interest acquired by such Co-Agent's Group's Liquidity Banks, whereupon the applicable Liquidity Banks shall be obligated to acquire their respective Ratable Shares of such Receivable Interest on the next Business Day following the delivery of the Second Transfer Notice.

                  (b) Each Group's Liquidity Banks' Commitments to Transferor under this Agreement shall terminate on such Group's Amortization Date (although their Liquidity Commitments to their respective Conduits may continue beyond such date). Nothing contained in this Agreement shall, or shall be deemed to, constitute a commitment by any Conduit to acquire any Receivable Interest.

                  (c) Transferor may upon at least ten (10) Business Days' irrevocable notice to the applicable Co-Agent, with a copy to the Administrative Agent, terminate in whole or reduce in part the unused portion of any Group's Group Limit; PROVIDED that (i) each partial reduction of a Group Limit shall be in an aggregate amount at least equal to $10,000,000 and any larger integral multiple of $1,000,000, (ii) in no event shall any Group's Group Limit be reduced to less than $40,000,000 unless it is reduced to $0, (iii) each partial reduction of a Group Limit shall reduce that Group's Liquidity Banks' Commitments ratably in accordance with their respective Ratable Shares, and (iv) each reduction of a Group Limit shall reduce the Transfer Limit in a like amount.

         Section 1.2 Increases. Transferor shall determine to which Groups it will transfer Receivable Interests on any given Business Day and provide each applicable Co-Agent (with a copy to the Administrative Agent) with at least one
(1) Business Day's prior written notice in the form set forth as Exhibit II hereto of each Incremental Transfer (each, a "TRANSFER NOTICE"). If any Transfer Notice is received by a Co-Agent later than 3:00 p.m. (New York time) on the Business Day prior to the proposed transfer date, the acquisition by its Group of a Receivable Interest on the following Business Day shall be on a best-efforts basis only. Each Transfer Notice shall be subject to Section 6.2 hereof, shall be irrevocable, and shall specify:

                  (a)      the participating Group(s),

                  (b) the requested Transfer Price(s) for each Receivable Interest (which shall not be less than $1,000,000 for any Group) or, to the extent that the then available Transfer Limit is less than such amount, such lesser amount equal to such available portion of the Transfer Limit),

                  (c)      the proposed date of transfer, and

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

                  (d) in case the Incremental Transfer is ultimately funded by any Group's Liquidity Banks, the requested Discount Rate and Tranche Period.

Following receipt of a Transfer Notice, each recipient Co-Agent will determine whether its Conduit agrees to acquire the Receivable Interest being offered to it. If any applicable Conduit declines to make a proposed acquisition and no other Conduit elects to acquire such Receivable Interests, then following delivery of a Second Transfer Notice in accordance with Section 1.1(a)(iii) the Incremental Transfer to that Group will be funded by such Conduit's Liquidity Banks. On the date of each Incremental Transfer, subject to prior satisfaction of the applicable conditions precedent set forth in Article VI, each of the applicable Conduits or its Liquidity Banks, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 4:00 p.m. (New York time), an amount equal to (i) in the case of a Conduit, the Transfer Price for the Receivable Interest then being transferred to it or (ii) in the case of a Liquidity Bank, such Liquidity Bank's Ratable Share of such Transfer Price.

         Section 1.3 Decreases. Transferor shall provide each of the affected Co-Agents with prior written notice in conformity with the Required Notice Period (each, a "REDUCTION NOTICE") of any proposed reduction in its Group's Group Invested Amount. Each Reduction Notice shall be irrevocable and shall designate (a) the applicable Group or Groups, (b) the date (the "PROPOSED REDUCTION DATE") upon which any such reduction shall occur (which date shall give effect to the applicable Required Notice Period), and (c) the amount of each applicable Group's Group Reduction. Only one (1) Reduction Notice per Group shall be outstanding at any time.

         Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Transferor Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to the Blue Ridge Agent, the Administrative Agent, or to a member of the Blue Ridge Group, they shall be paid to account no. 8735-098787 at Wachovia Bank, National Association, in Winston-Salem, North Carolina, ABA No. 053100494 until otherwise notified by the Blue Ridge Agent or the Administrative Agent (the "BLUE RIDGE GROUP ACCOUNT"). If such amounts are payable to the Liberty Street Agent or to a member of the Liberty Street Group, they shall be paid to Liberty Street Funding Corp.'s account no. 2158-13 at The Bank of Nova Scotia - New York Agency, in New York, New York, ABA No. 026-002532, until otherwise notified by the Liberty Street Agent (the "LIBERTY STREET GROUP ACCOUNT"). If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

         Section 1.5 Computations. All computations of Yield, per annum fees calculated as part of any Conduit's CP Costs, and per annum fees hereunder and under the Fee Letters, shall be made on the basis of a year of 360 days for the actual number of days elapsed for the Calculation Period then most recently ended.

         Section 1.6 Extension of Liquidity Termination Date. If any Conduit's Liquidity Banks fail to approve an extension of the applicable Group's Liquidity Termination Date by the

60th day prior thereto, the Transferor will first offer such Conduit's Group's Group Limit to the other Conduits. If neither of the other Conduits wishes to increase its Group Limit, the Transferor will then have until the originally scheduled Liquidity Termination Date for such Group to find another A1/P1 or better rated multi-seller commercial paper conduit (and liquidity providers) to accept an assignment of the non-approving Conduit's and Liquidity Banks' Receivable Interests and, as applicable, Commitments. If such replacements cannot be located within such period, the applicable Conduit's and its Liquidity Banks' Receivable Interests will amortize as originally scheduled, but the remaining Conduits' Liquidity Banks' Liquidity Termination Dates will be extended for another 364 days. If one or both of the other Conduits agrees to increase its Group's Group Limit, or if such replacements are located, the non-approving Conduit and its Liquidity Banks shall assign their investments and commitments, as of the existing Liquidity Termination Date, to such other Conduit(s) or replacements, as the case may be, whereupon its assignees' Liquidity Termination Date, as well as the Liquidity Termination Date for all remaining Conduits and their Liquidity Banks, shall be extended for 364-days.

                                  ARTICLE II.

                            PAYMENTS AND COLLECTIONS

         Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Transferor shall immediately pay to each of the Co-Agents when due, for the account of the relevant Transferee or Transferees in its Group, on a full recourse basis, all of the following (collectively, the "OBLIGATIONS"):

                  (a) such fees as set forth in the Fee Letters (which fees shall be sufficient to pay all fees owing to each Conduit's Liquidity Banks),

                  (b)      all CP Costs,

                  (c)      all amounts payable as Yield,

                  (d) all amounts payable as Deemed Collections (which shall be immediately due and payable by Transferor and applied to reduce outstanding Aggregate Invested Amount hereunder in accordance with Sections 2.2 and 2.3 hereof),

                  (e)      all amounts required pursuant to Section 2.6,

                  (f)      all amounts payable pursuant to Article X, if any,

                  (g) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, such amounts to be paid to the Servicer on behalf of the Transferees,

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

                  (h) all Broken Funding Costs (which shall be immediately due and payable by Transferor upon the occurrence of any Group Reduction giving rise thereto), and

                  (i) all Default Fees (which shall be immediately due and payable by Transferor upon demand).

If Transferor fails to pay any of the Obligations when due, Transferor agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.

         Section 2.2       Collections and Reinvestments prior to Amortization.

                  (a) On each day prior to a particular Group's Amortization Date, such Group's Outstanding Percentage as of the end of the prior Business Day of (i) all Deemed Collections and (ii) all Collections received or deemed received pursuant to the definition of Deemed Collections by any Transferor Party on such day (such Group's "GROUP COLLECTIONS") shall either be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids owing to the members of such Group or for a Reinvestment by such Group as provided in this Section 2.2 (which obligation to hold in trust shall be satisfied, prior to the applicable Settlement Date, upon the marking by the Servicer on its books and records to reflect the interest of the applicable Group in such Collections and Deemed Collections.

                  (b) If on any day prior to a particular Group's Amortization Date, provided that no Amortization Event exists and is continuing, any Group Collections are received for the account of such Group pursuant to
Section 2.2(a), Transferor hereby requests -- and the Transferees in that Group hereby agree to make, simultaneously with such receipt -- a reinvestment (each, a "REINVESTMENT") with all or a portion of such Group Collections such that after giving effect to such receipt and Reinvestment, that Group's Group Invested Amount will equal its Group Invested Amount immediately prior to such receipt and Reinvestment.

                  (c) On each Settlement Date prior to the occurrence of a particular Group's Amortization Date, the Servicer shall remit to the applicable Group Account such Group's Group Collections set aside pursuant to Section 2.2(a) during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) to reduce unpaid Obligations owing to the members of that Group. Once such Group's Obligations have been reduced to zero, any of its remaining Group Collections shall (i) if applicable, be remitted to the applicable Group Account no later than 11:00 a.m. (New York time) to the extent required to fund any applicable Group Reduction on such Settlement Date and (ii) thereafter be remitted to Transferor on such Settlement Date.

         Section 2.3       Collections Following Amortization.

                  (a) On each day on or after the occurrence of an Amortization Event which has not been waived but which has not yet resulted in the occurrence of a particular Group's Amortization Date, such Group's Group Collections shall be set aside in a separate segregated

Collection Account and held in trust therein by the Servicer for the payment on the next Settlement Date of any accrued and unpaid Aggregate Unpaids owing to the members of such Group as provided in Section 2.3(b), or, in the event such Amortization Event is waived, for Reinvestment pursuant to Section 2.2(b) on the effective date of such waiver. On each day on or after the occurrence of a particular Group's Amortization Date, such Group's Group Collections shall be set aside in a separate segregated Collection Account and held in trust therein by the Servicer for the payment on the next Settlement Date of any accrued and unpaid Aggregate Unpaids owing to the members of such Group as provided in
Section 2.3(b).

                  (b) On each Settlement Date occurring on or after a particular Group's Amortization Date, the Servicer shall remit to the applicable Group Account such Group's Group Collections and apply such amounts in the following order of priority:

                  FIRST, to payment of such Group's Outstanding Percentage as of the end of the prior Business Day of all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables,

                  SECOND, to such Group's Outstanding Percentage as of the end of the prior Business Day of the Administrative Agent's costs of collection and enforcement of this Agreement,

                  THIRD, ratably to the payment of all accrued and unpaid fees under such Group's Fee Letter, and to all CP Costs and Yield owing to members of that Group,

                  FOURTH, ratably to reduction of the Group Invested Amount,

                  FIFTH, for the ratable payment of all other unpaid Obligations (including, without limitation, any Default Fees owing to such Group), and

                  SIXTH, after the Aggregate Unpaids owing to such Group have been reduced to zero, to Transferor.

         Section 2.4 Payment Rescission. No payment of any Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Transferor shall remain obligated, only to the extent it was obligated prior to such rescission, for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Co-Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

         Section 2.5 Maximum Receivable Interests. Transferor shall ensure that the Receivable Interests of all Transferees at no time exceed in the aggregate 100%. If the aggregate of the Receivable Interests of the Transferees exceeds 100%, Transferor shall pay to one or more of the Co-Agents within one
(1) Business Day an aggregate amount to be applied to reduce such

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Co-Agents' Group Invested Amount (as allocated by such Co-Agent), such that after giving effect to such payment, the aggregate of the Receivable Interests does not exceed 100%.

         Section 2.6 Clean Up Call. In addition to Transferor's rights pursuant to Sections 1.1(c) and 1.3, Transferor shall have the right (after providing written notice to the Agents in accordance with the Required Notice Period), on any Settlement Date following the reduction of the Aggregate Invested Amount to a level that is less than 10.0% of the highest Transfer Limit applicable at any time under this Agreement, to reacquire from the Transferees all, but not less than all, of the then outstanding Receivable Interests. The reacquisition price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such reacquisition, payable in immediately available funds. Such reacquisition shall be without representation, warranty or recourse of any kind by, on the part of, or against any Transferee or any Agent other than a warranty that Transferee or any Agent has not created any Adverse Claims with respect to the Receivable Interest.

                                  ARTICLE III.

                                 CONDUIT FUNDING

         Section 3.1 CP Costs. Transferor shall pay CP Costs with respect to the Invested Amount associated with each Receivable Interest of a Conduit funded through the issuance of Commercial Paper for each day that any Invested Amount in respect of such Receivable Interest is outstanding. Each Receivable Interest of Blue Ridge or Liberty Street that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Invested Amount in respect of such Receivable Interest represents in relation to all assets held by such Conduit and funded substantially with related Pooled Commercial Paper

         Section 3.2 CP Costs Payments. On each Settlement Date, Transferor shall pay to each of the Co-Agents (for the benefit of its Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Invested Amount associated with all Receivable Interests funded with Commercial Paper of such Conduit for the immediately preceding Settlement Period in accordance with Article II.

         Section 3.3 Calculation of CP Costs. Not later than the 5th Business Day after the end of each Accrual Period, each Co-Agent shall calculate the aggregate amount of CP Costs allocated to the Invested Amount of its Conduit's Receivable Interests for the applicable Accrual Period and shall notify Transferor of such aggregate amount. Such calculation shall represent actual CP Costs for the Accrual Period then most recently ended in the case of Blue Ridge or Liberty Street.

                                  ARTICLE IV.

                             LIQUIDITY BANK FUNDING

         Section 4.1 Liquidity Bank Funding. Each Receivable Interest of any Conduit's Liquidity Banks shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Transferor gives notice to the applicable Co-Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Receivable Interest transferred by a Conduit to its Liquidity Banks pursuant to the terms and conditions of its Liquidity Agreement, or funded by the Liquidity Banks pursuant to this Agreement, shall be the Alternate Base Rate. If any Conduit's Liquidity Banks acquire by assignment from such Conduit any Receivable Interest pursuant to the applicable Liquidity Agreement, each Receivable Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

         Section 4.2 Yield Payments. On the Settlement Date for each Receivable Interest of a Conduit's Liquidity Banks, Transferor shall pay to the applicable Co-Agent (for the ratable benefit of the Liquidity Banks in its Group) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Receivable Interest in accordance with Article II.

         Section 4.3       Selection and Continuation of Tranche Periods.

                  (a) With consultation from (and approval by) the applicable Co-Agent, Transferor shall from time to time request Tranche Periods for the Receivable Interests of the Liquidity Banks in such Co-Agent's Group, PROVIDED that if at any time such Liquidity Banks shall have a Receivable Interest outstanding, Transferor shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (a) of the definition of Settlement Date.

                  (b) Transferor or the applicable Co-Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "TERMINATING TRANCHE") for any Receivable Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Receivable Interest into multiple Receivable Interests, (ii) combine any such Receivable Interest with one or more other Receivable Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Receivable Interest with a new Receivable Interest to be acquired by such Co-Agent's Group on the day such Terminating Tranche ends, PROVIDED that in no event may a Receivable Interest of a Conduit be combined with a Receivable Interest of its Liquidity Banks.

         Section 4.4 Liquidity Bank Discount Rates. Transferor may select the LIBO Rate or the Alternate Base Rate for each Receivable Interest of any Conduit's Liquidity Banks. Transferor shall by 12:00 p.m. (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new

Discount Rate, give the applicable Co-Agent irrevocable notice of the new Discount Rate and Tranche Period for the Receivable Interest associated with such Terminating Tranche. Until Transferor gives notice to the applicable Co-Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred to the Liquidity Banks in its Group pursuant to the terms and conditions of the applicable Liquidity Agreement shall be the Alternate Base Rate.

         Section 4.5       Suspension of the LIBO Rate

                  (a) If any Liquidity Bank notifies the applicable Co-Agent that it has determined that funding its Ratable Share of the Receivable Interests of the Liquidity Banks in its Group at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, due to a Regulatory Change, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then such Co-Agent shall suspend the availability of such LIBO Rate for its Group and require Transferor to select the Alternate Base Rate for any Receivable Interest of its Group funded by its Liquidity Banks.

                  (b) If less than all of the Liquidity Banks in a Group give a notice to their applicable Co-Agent pursuant to Section 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of Transferor, the applicable Conduit or the applicable Co-Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank or (ii) another funding entity nominated by Transferor or such Co-Agent that is acceptable to the applicable Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; PROVIDED that (A) the notifying Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Liquidity Bank's Ratable Share of the Invested Amount owing to all of the Liquidity Banks in its Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Ratable Share of the Receivable Interests of such Liquidity Banks, and (B) the replacement Liquidity Bank otherwise satisfies the requirements of Section 12.1(b).

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of the Transferor Parties. Each Transferor Party hereby represents and warrants to the Agents and the Transferees, as to itself, as of the date hereof and as of the date of each Incremental Transfer and the date of each Reinvestment that:

                  (a) Existence and Power. Such Transferor Party is duly organized, validly existing and in good standing under the laws of its state of organization. Except for Transferor, which has taken, on the date hereof, all necessary steps to be qualified in New Hampshire, such Transferor Party is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect on such Transferor Party or the Receivables.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Transferor Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Transferor, Transferor's use of the proceeds of transfers made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Transferor Party is a party has been duly executed and delivered by such Transferor Party.

                  (c) No Conflict. The execution and delivery by such Transferor Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property except, in any case described in the foregoing clauses (ii), (iii) and (iv), where such contravention or violation would not reasonably be expected to have a Material Adverse Effect, and do not result in the creation or imposition of any Adverse Claim on assets of such Transferor Party or its Subsidiaries (except as created under the Transaction Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Transferor Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Transferor Party's knowledge, threatened, against or affecting such Transferor Party, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect on such Transferor Party or the Receivables. Such Transferor Party is not in default with respect to any order of any court, arbitrator or governmental body if such default would result in a Material Adverse Effect.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Transferor Party is a party constitute the legal, valid and binding obligations of such Transferor Party enforceable against such Transferor Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Transferor Party or any of its Affiliates to any of the Agents or the Transferees for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Transferor Party or any of its Affiliates to any of the Agents or the Transferees will be, true and accurate in every material respect on the date such information is stated or certified (or, if such information specifies another date, such other date) and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, with respect to projected financial information and forward looking statements that involve factors such as general economic and business conditions; industry trends; overseas expansion; the loss of major customers and suppliers; the timing of orders received from customers; cost and availability of energy and raw materials; changes in business strategy or development plans; availability and quality of management; and availability, terms and deployment of capital, if any, such Transferor Party represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

                  (h) Use of Proceeds. No use of the proceeds of any transfer hereunder will violate the Securities Act of 1933, as amended, or the regulations issued pursuant thereto, or the Securities Exchange Act of 1934, as amended, or the regulations issued pursuant thereto, or Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                  (i) Good Title. Except with respect to the Purchased Receivables (as defined in the recitals of the Receivables Purchase Agreement) and associated Related Security on each of which all Adverse Claims will be extinguished concurrently with the initial transfer under the Receivables Purchase Agreement, Transferor shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed or delivered for filing all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Transferor's ownership interest in each Receivable, the Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each transfer hereunder, transfer to the Administrative Agent for the benefit of the relevant Transferee or Transferees (and the Administrative Agent for the benefit of such Transferee or Transferees shall acquire from Transferor) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created or permitted by the Transactions Documents. There have been duly filed or delivered for filing all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (on behalf of the Transferees) ownership or security interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business and Locations of Records. Transferor's state of organization and chief executive office and the offices where it or the Servicer keeps all of the Records are located at the address(es) listed on
Exhibit III or such other locations of which the Agents have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 13.4(a) has been taken and completed. Transferor's Federal Employer Identification Number and Organizational Identification Number (if any) are correctly set forth on Exhibit III.

                  (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Transferor at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV (as updated from time to time). Transferor has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. Except as otherwise disclosed in any public filing or otherwise disclosed to the Agents, in each case prior to the date hereof, each Transferor Party represents and warrants that since September 30, 2002, no event has occurred that constitutes a Material Adverse Effect.

                  (n) Names. In the past five (5) years, Transferor has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Transferor. Parent owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of Transferor. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Transferor.

                  (p) Not a Holding Company or an Investment Company. Such Transferor Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Transferor Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Transferor Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. Such Transferor Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agents have been notified in accordance with Section 7.1(a)(vii).

                  (s) Payments to Applicable Originator. With respect to each Receivable transferred to Transferor under the Receivables Purchase Agreement, Transferor has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Purchase Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on a Settlement Report Date was an Eligible Receivable on such date.

                  (v) Net Pool Balance. (i) On the date of each Incremental Transfer or Reinvestment hereunder, immediately after giving effect thereto, the Net Pool Balance as of the last day covered by the most recent Settlement Report or Interim Settlement Report is at least equal to the sum of (A) the Aggregate Invested Amount (as of the date of such transfer), plus (B) the Required Reserves as of the last day covered by the most recent Settlement Report or Interim Settlement Report, and (ii) immediately after giving effect to each Reinvestment hereunder, since the last day covered by the most recent Settlement Report or Interim Settlement Report, nothing has come to either Transferor Party's attention to lead it to believe that it would reasonably be expected that the Net Pool Balance does not equal or exceed the sum of (A) the Aggregate Invested Amount as of such date, plus (B) the Required Reserves as of the last day covered by the most recent Settlement Report or Interim Settlement Report.

                  (w) Accounting. Such Transferor Party will not, and will not permit any controlled Affiliate to, financially account (whether in financial statements or otherwise) for the transactions contemplated by the Receivables Purchase Agreement in any manner other than the sale or other outright conveyance or in any other respect account for or treat the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE VI.

                             CONDITIONS OF PURCHASES

         Section 6.1 Conditions Precedent to Initial Incremental Transfer. The obligation to make the initial Incremental Transfer of a Receivable Interest under this Agreement is subject to satisfaction of the conditions precedent that
(a) in the case of the Transferor, the initial Purchase shall have occurred under the Receivables Purchase Agreement on or before the Closing Date, and (b) in the case of any other party hereto, (i) the Administrative Agent shall have received on or before the Closing Date the documents listed on Schedule B, and
(ii) each of the Agents shall have received all fees and expenses required to be paid on or before the Closing Date pursuant to the terms of this Agreement and the applicable Fee Letter(s).

         Section 6.2 Conditions Precedent to All Transfers and Reinvestments. Each Incremental Transfer of a Receivable Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Incremental Transfer or Reinvestment: (i) the Servicer shall have delivered to the Co-Agents on or prior to the date of such transfer, in form and substance reasonably satisfactory to each of the Co-Agents, all Settlement Reports or Interim Settlement Reports as and when due under Section
8.5 and (ii) in the event that Transferor is requesting an Incremental Transfer in excess of the amount that would be allowed by the most recently delivered Settlement Report or Interim Settlement Report, as applicable, the Servicer shall have delivered to the Co-Agents at least three (3) days prior to such Incremental Transfer an Interim Settlement Report showing a sufficient Net Pool Balance to support the requested Incremental Transfer; (b) the Amortization Date for the Group for which such Incremental Transfer has been effected shall not have occurred; (c) the Agents shall have received such other approvals, opinions or documents as any of them may reasonably request and (d) on the date of each such Incremental Transfer or Reinvestment and after giving effect thereto, the following statements shall be true (and acceptance of the proceeds of such Incremental Transfer or Reinvestment shall be deemed a representation and warranty by Transferor that such statements are then true):

                           (i)      the representations and warranties set forth
in Section 5.1 are true and correct in all material respects on and as of the date of such Incremental Transfer or Reinvestment as though made on and as of such date;

                           (ii)     no event has occurred and is continuing, or
would result from such Incremental Transfer or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Transfer or Reinvestment, that would constitute a Potential Amortization Event; and

                           (iii)    the Aggregate Invested Amount does not
exceed the Transfer Limit.

It is expressly understood that each Reinvestment shall, unless otherwise directed by any Agent or Transferee, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Transferor to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Transferor to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of each Co-Agent, which right may be exercised at any time on demand of such Co-Agent, to rescind the related transfer and direct Transferor to pay to the Co-Agents for the benefit of the Transferees in their respective Group's their respective Percentages of the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII.

                                    COVENANTS

         Section 7.1       Affirmative Covenants of the Transferor Parties.
From and after the Closing Date until the date on which the Aggregate Unpaids have been paid in full and this Agreement terminates in accordance with its terms, each Transferor Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Transferor Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agents:

                           (i)      Annual Reporting. Within the earlier of (A)
100 days after the close of each fiscal year of the Parent or (B) one Business Day following the filing of such annual financial statements with the Securities and Exchange Commission, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, together with related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and certified by independent certified public accountants of recognized national standing and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis (except for changes with which such accountants concur), TOGETHER WITH an unaudited annual balance sheet and income statement for the Transferor.

                           (ii)     Quarterly Reporting. Within the earlier of
(A) 50 days after the close of each fiscal quarter of the Parent or (B) one Business Day following the filing of such quarterly financial statements with the Securities and Exchange Commission, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, together with related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except the consolidated balance sheets shall be compared to the prior year end), and all in reasonable form and detail acceptable to the Agents, TOGETHER WITH an unaudited balance sheet and income statement for the Transferor for the calendar year to date.

                           (iii)    Compliance Certificate. Together with the
financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by

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

such Transferor Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (iv)     Other Information. Promptly upon the
furnishing thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission by the Parent or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Parent or any of its Subsidiaries shall send generally to analysts, the holders of their capital stock or of senior indebtedness (in each case to the extent not theretofore delivered to the Agents pursuant to this Agreement) and, with reasonable promptness, such other information and documents (financial or otherwise) as the Agents may reasonably request from time to time; PROVIDED, HOWEVER, that in no event will Parent or any of its Subsidiaries be required to disclose any information pursuant to this clause (iv) other than "material nonpublic information" required to be publicly disclosed pursuant to Regulation FD of the Securities and Exchange Commission.

                           (v)      Copies of Notices. Promptly upon its receipt
of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agents or Conduits, copies of the same.

                           (vi)     Change in Credit and Collection Policy. At
least ten (10) Business Days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would reasonably be expected to materially and adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables, requesting the Agents' consent thereto.

                           (vii)    Other Information. Promptly, from time to
time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Transferor Party as any of the Agents may from time to time reasonably request in order to protect the interests of the Agents and the Transferees under or as contemplated by this Agreement.

                  (b) Notices. Servicer will notify the Agents in writing of any of the following promptly (but in any event within four (4) Business Days) upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i)      Amortization Events or Potential
Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Transferor Party.

                           (ii)     Judgment and Proceedings. (A) The
institution of any litigation, arbitration proceeding or governmental proceeding against Servicer, which would reasonably be expected to have a Material Adverse Effect on Servicer or the Receivables serviced by it, or which seeks to enjoin performance of or otherwise relates to the Transaction Documents, and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Transferor.

                           (iii)    Material Adverse Effect. The occurrence of
any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

                           (iv)     Termination Date. The occurrence of the
"TERMINATION DATE" under and as defined in the Receivables Purchase Agreement with respect to any Originator unless the Agents have consented thereto.

                           (v)      Downgrade of Performance Guarantor. Any
downgrade in the rating of any Indebtedness of Performance Guarantor by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Transferor Party will comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Transferor Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where such qualification is required, except where the failure to so preserve and maintain or qualify would not have a Material Adverse Effect.

                  (d) Audits. Such Transferor Party will provide access to the Agents from time to time to such information with respect to it and the Receivables as any of the Agents may reasonably request upon reasonable notice at the Servicer's place of business during normal business hours. Such Transferor Party will, from time to time during regular business hours as requested by any of the Agents upon reasonable notice (unless an Amortization Event has occurred and is continuing in which case no notice shall be required) and at the sole cost of such Transferor Party, permit each of the Agents, or its agents or representatives (and shall cause each Originator to permit each of the Agents or its agents or representatives): (i) to examine and make abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts; PROVIDED, HOWEVER, that the Agents may not make and retain copies of any Contract, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the origination and servicing of the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts (subject to confidentiality restrictions in the relevant Contracts) and, in each case, with any of the officers or employees of Transferor or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Amortization Event has occurred and is continuing and Parent maintains its current unsecured debt rating of "BB-" from S&P and its current bank debt rating of "Ba3" from Moody's, (A) the Transferor Parties shall only be responsible for the costs and expenses of two (2) Reviews in any one calendar year, and (B) the Agents will not request more than four (4) Reviews in any one calendar year.

                  (e) Keeping and Marking of Records and Books.

                           (i)      The Servicer will (and will cause each
Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all Collections of and adjustments to each existing Receivable); PROVIDED, HOWEVER, that nothing in this sentence shall require any Transferor Party to retain records for a period longer than three (3) years after creation. The Servicer will (and will cause each Originator to) give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence to the extent that such change would reasonably be expected to result in a Material Adverse Effect.

                           (ii)     Such Transferor Party will (and will cause
each Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivable Interests with a legend, acceptable to the Agents, describing the Receivable Interests and (B) upon the request of any of the Agents following the occurrence and during the continuation of an Amortization Event which is not waived in writing by the Agents: (x) mark each Contract, if any, constituting an instrument, promissory note, chattel paper, document or certificated security (each, as defined in the UCC) with a legend describing the Receivable Interests and (y) deliver to the Administrative Agent all Contracts that constitute Chattel Paper or Instruments relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Transferor Party will (and the Parent will require each Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Receivables Purchase Agreement. Transferor will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Purchase Agreement, will transfer Receivables thereunder in strict compliance with the terms thereof and shall take all action necessary or reasonably appropriate to enforce the rights and remedies accorded to Transferor under the Receivables Purchase Agreement. Transferor will take all actions reasonably necessary to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Transferees as assignees of Transferor) under the Receivables Purchase Agreement as any Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Purchase Agreement.

                  (h) Ownership. Transferor will (or the Servicer will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections acquired under the Receivables Purchase Agreement irrevocably in Transferor, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent and the Transferees (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Transferor's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Transferor therein as any Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Transferees, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Transferees (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (for the benefit of the Transferees) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Transferees as any Agent may reasonably request).

                  (i) Transferees' Reliance. Transferor acknowledges that the Agents and the Transferees are entering into the transactions contemplated by this Agreement in reliance upon Transferor's identity as a legal entity that is separate (other than for certain tax purposes) from each of the Originators, the Performance Guarantor and their respective Affiliates other than Transferor (collectively, the "FISHER GROUP"). Therefore, from and after the date of execution and delivery of this Agreement, Transferor shall take all reasonable steps, including, without limitation, all steps that any Agent may from time to time reasonably request, to maintain Transferor's identity as a separate legal entity and to make it manifest to third parties that Transferor is an entity with assets and liabilities distinct from those of the members of the Fisher Group thereof and not merely a division thereof (other than for certain tax purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Transferor will:

                           (A)      conduct its own business in its own name and
require that all full-time employees of Transferor, if any, identify themselves as such and not as employees of any member of the Fisher Group (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Transferor's employees);

                           (B)      compensate all employees, consultants and
agents directly, from Transferor's own funds, for services provided to Transferor by such employees, consultants and agents and, to the extent any employee, consultant or agent of Transferor is also an employee, consultant or agent of a member of the Fisher Group, allocate the compensation of such employee, consultant or agent between Transferor and the members of the Fisher Group on a basis that reflects the services rendered to Transferor and the Fisher Group;

                           (C)      clearly identify its offices (by signage or
otherwise) as its offices and, if such office is located in the offices of a member of the Fisher Group, Transferor shall lease such office at a fair market rent;

                           (D)      have a separate telephone number, which will
be answered only in its name and separate stationery, invoices and checks in its own name;

                           (E)      conduct all transactions with the members of
the Fisher Group strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Transferor and the Fisher Group on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                           (F)      at all times have a Board of Directors
consisting of not less than three members, at least one member of which is an Independent Director;

                           (G)      observe all corporate formalities as a
distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Transferor or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Transferor, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                           (H)      maintain Transferor's books and records
separate from those of the members of the Fisher Group and otherwise identify such books and records as its own assets rather than assets of a member of the Fisher Group (other than for certain tax purposes);

                           (I)      prepare its financial statements separately
from those of the Fisher Group and insure that any consolidated financial statements of the Fisher Group (or any member thereof) that include Transferor and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Transferor is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Transferor;

                           (J)      except as herein specifically otherwise
provided, maintain the funds or other assets of Transferor separate from, and not commingled with, those of the members of the Fisher Group and only maintain bank accounts or other depository accounts to which Transferor alone is the account party, into which Transferor alone makes deposits and from which Transferor alone (and/or the Administrative Agent hereunder) has the power to make withdrawals;

                           (K)      pay all of Transferor's operating expenses,
if any, from Transferor's own assets (except for certain payments by a member of the Fisher Group or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                           (L)      operate its business and activities such
that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Purchase Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement or the other Transaction Documents, (3) the incurrence of obligations, as expressly contemplated in the Receivables Purchase Agreement, to make payment to Originators thereunder for the transfer of Receivables from Originators under the Receivables Purchase Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                           (M)      maintain its Organic Documents in conformity
with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Organic Documents in any respect that would reasonably be expected to impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.1(i);

                           (N)      maintain the effectiveness of, and continue
to perform under the Receivables Purchase Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Purchase Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Purchase Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of each of the Agents;

                           (O)      maintain its legal separate existence such
that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

                           (P)      maintain at all times a Net Worth of at
least $50,000,000 and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause such Net Worth to cease to be so maintained; and

                           (Q)      take such other actions as are necessary on
its part to ensure that the facts and assumptions set forth in the opinion issued by Debevoise & Plimpton, as counsel for Transferor, in connection with the closing or initial Incremental Transfer under this Agreement and relating to substantive consolidation and true sale issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. Such Transferor Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Transferor or any Affiliate of Transferor, Transferor will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the benefit of the Agents and the Transferees to the extent of the Receivable Interests or the Administrative Agent's security interest, as the case may be. Transferor will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement.

                  (k) Taxes. Such Transferor Party will file all material tax returns and reports required by law to be filed by it and will timely pay all material taxes and governmental charges at any time owing; PROVIDED, HOWEVER, that no Transferor Party shall be required to pay any such taxes and governmental charges which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books unless the failure to make any such payment (1) shall give rise to an immediate right to foreclose on an Adverse Claim securing such amounts, (2) shall result in the attachment of an Adverse Claim on the Receivables, the Collections or the Related Security, or (3) would have a Material Adverse Effect.

                  (l) Payment to Originators. With respect to any Receivable acquired by Transferor from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the transfer price for such Receivable.

         Section 7.2 Negative Covenants of the Transferor Parties. From and after the Closing Date until the date on which the Aggregate Unpaids have been paid in full and this Agreement terminates in accordance with its terms, each Transferor Party hereby covenants, as to itself, as set forth below:

                  (a) Name Change, Offices and Records. Transferor will not change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or change its jurisdiction of organization or organize in an additional jurisdiction or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agents at least two (2) days' prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by any of the Agents in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Transferor Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agents shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Without the consent of each of the Agents, such Transferor Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent and the Transferees provided for herein), and Transferor will defend the right, title and interest of the Agents and the Transferees in, to and under any of the foregoing property, against all claims of third parties claiming through or under Transferor or any Originator.

                  (e) Net Pool Balance. At no time prior to the latest Amortization Date for any Group shall Transferor permit the Net Pool Balance to be less than an amount equal to the sum of (i) the Aggregate Invested Amount plus (ii) the Required Reserves.

                  (f) Termination Date Determination. Transferor will not designate the Termination Date (as defined in the Receivables Purchase Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Purchase Agreement.

                  (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Transferor will not make any Restricted Junior Payment while any Aggregate Unpaids remain outstanding if the effect of such Restricted Junior Payment would be to reduce Transferor's Net Worth below $50,000,000.

                  (h) Transferor Indebtedness. Transferor will not incur or permit to exist any Indebtedness except: (i) the Obligations, and (ii) other current accounts payable arising in the ordinary course of business and not overdue.

                  (i) Prohibition on Additional Negative Pledges. No Transferor Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Receivable, Collections, and Related Security except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

                  (j) Amendments to Credit Agreement and Security Documents. No Transferor Party shall execute or consent to any amendment, restatement or other modification of or supplement to the Credit Agreement or any Security Document (as defined therein) that (i) requires Transferor to assume, guarantee or otherwise become absolutely or contingently liable for, all or any portion of the Obligations (as defined therein), or to pledge collateral therefor, (ii) provides that the facility contemplated by this Agreement is not permitted under the terms of the Credit Agreement and Security Documents, or (iii) encumbers any of the Securitized Assets (as defined in the Intercreditor Agreement), and Transferor shall not assume, guarantee or otherwise become absolutely or contingently liable for, all or any portion of the Obligations (as defined in the Credit Agreement).

                                 ARTICLE VIII.

                          ADMINISTRATION AND COLLECTION

         Section 8.1       Designation of Servicer.

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section 8.1. Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agents may at any time designate as Servicer any Person to succeed Parent or any successor Servicer.

                  (b) Parent may delegate, and Parent hereby advises the Transferees and the Agents that it has delegated, to the Originators, as sub-servicers of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Originators. Without the prior written consent of the Agents, neither Parent nor any of the aforementioned permitted sub-servicers shall be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) the Transferor, (ii) the Originators and (iii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. If the Agents shall designate as Servicer any Person other than Parent, all duties and responsibilities theretofore delegated by Parent to any other Originator may, at the discretion of any of the Agents, be terminated forthwith on notice given by any Agent to the other Agents, Transferor and Parent (who will be responsible for notifying the other Originators).

                  (c) Notwithstanding the foregoing subsection (b), (i) Parent shall be and remain primarily liable to the Agents and the Transferees for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Transferees shall be entitled to deal exclusively with Parent in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agents and the Transferees shall not be required to give notice, demand or other communication to any Person other than Parent in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Parent, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

         Section 8.2       Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement in a form reasonably acceptable to the Agents and Transferor with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Transferor and the Servicer shall use reasonable efforts not to deposit or otherwise credit, and shall not authorize any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections. No Collection Account Agreement may be amended, terminated or otherwise modified without the prior written consent of the Agents; PROVIDED, HOWEVER, that so long as no Amortization Event has occurred and not been waived by the Agents, the Administrative Agent will not unreasonably withhold or delay its consent to the closing of a Collection Account if the Obligors who otherwise would have made payments to such Collection Account have been directed to make payments to another Collection Account with respect to which a Collection Account Agreement has been executed by all requisite parties.

                  (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II; PROVIDED THAT nothing in this sentence shall require the Servicer to segregate Collections on a daily basis from its other funds prior to the occurrence of a Group's Amortization Date. The Servicer shall set aside and hold in trust for the account of Transferor and the Transferees their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of any Agent following an Amortization Event or a Potential Amortization Event while any Aggregate Unpaids remain outstanding, segregate, in a manner reasonably acceptable to such Agent, all cash, checks and other instruments received by it from time to time constituting such Agent's Group's Outstanding Percentage of Collections from the general funds of the Servicer or Transferor prior to the remittance thereof in accordance with
Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the applicable Agent such allocable share of Collections of Receivables set aside for the applicable Transferees on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agents or the Transferees under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence of an Amortization Event which is not waived in writing by each of the Agents, the Administrative Agent may give reasonable direction to the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (e) The Servicer shall hold in trust for Transferor and the Transferees all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of any Agent following the occurrence of an Amortization Event which is not waived in writing by each of the Agents, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Transferor any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables, Related Security, Collections or proceeds of any of the foregoing. The Servicer shall, from time to time at the request of any Transferee, furnish to the Transferees (promptly after any such request) a calculation of the amounts set aside for the Transferees pursuant to Article II.

                  (f) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Transferor shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

         Section 8.3 Collection Notices. While any Aggregate Unpaids remain outstanding, at any time after the occurrence of an Amortization Event or a Potential Amortization Event, in either case which is not waived in writing by each of the Agents, the Administrative Agent may, and shall at the direction of any of the Co-Agents, date and deliver to the Collection Banks the Collection Notices. Transferor hereby transfers to the Administrative Agent for the benefit of the Transferees, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Transferor whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Transferor hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled after the occurrence of an Amortization Event to (i) endorse Transferor's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent, for the benefit of the Agents and the Transferees, rather than Transferor.

         Section 8.4 Responsibilities of Transferor. Anything herein to the contrary notwithstanding, the exercise by the Agents and the Transferees of their rights hereunder shall not release the Servicer, any Originator or Transferor from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Transferees shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Transferor.

         Section 8.5 Reports. The Servicer shall prepare and forward to the Administrative Agent, who will promptly forward to the Co-Agents:

                  (a) on the 15th day of each month, or if such date is not a Business Day, the next Business Day (the "MONTHLY REPORTING DATE"), a Settlement Report, and

                  (b) at such other times as any Agent shall reasonably request and with reasonable advance notice, (A) an Interim Settlement Report and/or (B) a listing by Obligor of all Receivables together with an aging of such Receivables.

         Section 8.6 Servicing Fees. In consideration of Parent's agreement to act as Servicer hereunder, the Transferees hereby agree that, (a) so long as Parent shall continue to perform as Servicer hereunder, Transferor shall pay over to Parent a fully earned and non-refundable servicing fee (the "SERVICING FEE") on each Settlement Date, in arrears for the immediately preceding month, equal to 1% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities or (b) in the case of the Servicer not being a member of the Fisher Group, the Servicing Fee will be such reasonable rate as may be charged by the successor Servicer.

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

                                   ARTICLE IX.

                               AMORTIZATION EVENTS

         Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Any Transferor Party shall fail to make any payment or deposit required hereunder when due.

                  (b) Any representation, warranty, certification or statement made by any Transferor Party in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

                  (c) (i) Failure of Transferor to pay any Indebtedness (other than Aggregate Unpaids) when due taking into account any applicable grace period, and failure of Performance Guarantor and/or any of its Subsidiaries other than Transferor to pay Indebtedness in excess of the lesser of (x) the amount set forth in the comparable event of default provision in the Credit Agreement, and (y) $20,000,000 in aggregate principal amount when due taking in to account any applicable grace period; or (ii) any Indebtedness described in clause (i) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Any Transferor Party or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by any Transferor Party or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, (iii) any proceeding of the type described in the preceding clause
(ii) shall be instituted against any Transferor Party and shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or
(iv) an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect, or (v) any Transferor Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

                  (e) (i) Transferor shall fail to comply with the terms of
Section 2.5 hereof, or (ii) any Transferor Party shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in Section 9.1(a) or clause (i) of this Section 9.1(e)) which failure under this clause (ii) continues for five (5) consecutive Business Days.

                  (f) As at the end of any calendar month:

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

                           (i) the average of the Dilution Ratios for the three months then most recently ended shall exceed 3.40%;

                           (ii) the average of the Delinquency Ratios for the three months then most recently ended shall exceed (A) 3.00% at any time through and including the Calculation Period ending June 30, 2003 or (B) 2.65% at any time thereafter; or

                           (iii) the average of the Default Ratios for the three months then most recently ended shall exceed 2.75%.

                  (g) A Change of Control shall occur with respect to any Transferor Party.

                  (h) (i) One or more final judgments or decrees for the payment of money in excess of $11,624 shall be entered against Transferor or
(ii) one or more final judgments for the payment of money in an amount in excess of the lesser of (A) the amount set forth in the comparable event of default provision in the Credit Agreement, and (B) $20,000,000 in the aggregate for all such judgments or decrees, shall be entered against Servicer or Performance Guarantor on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall not have been vacated, discharged, stayed or satisfied and in effect for thirty (30) consecutive days without a stay of execution

                  (i) Either (i) the "TERMINATION DATE" under and as defined in the Receivables Purchase Agreement shall occur under the Receivables Purchase Agreement or (ii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Transferor under the Receivables Purchase Agreement.

                  (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Transferor or Servicer, or any Transferor Party shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Transferees shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

                  (k) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

                  (l) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables, Collections or Related Security, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables, Collections or Related Security, and, in either of the foregoing cases, such lien shall not have been released within fourteen (14) days.

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

                  (m) Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Transferor on the date of this Agreement and (ii) has, or would be reasonably expected to have, a Material Adverse Effect.

                  (n) On any Settlement Date, after giving effect to the application of Collections in accordance with this Agreement, the Adjusted Pool Balance is less than the Aggregate Invested Amount.

                  (o) (i) The Credit Agreement or any Security Document (as defined therein) shall be amended, restated or otherwise supplemented or modified in any manner that (A) requires Transferor to assume, guarantee or otherwise become absolutely or contingently liable for, all or any portion of the Obligations (as defined therein), or to pledge collateral therefor, (B) provides that the facility contemplated by this Agreement is not permitted under the terms of the Credit Agreement and Security Documents, or (C) encumbers any of the Securitized Assets (as defined in the Intercreditor Agreement), or (ii) Transferor shall assume, guarantee or otherwise become absolutely or contingently liable for, all or any portion of the Obligations (as defined in the Credit Agreement), or shall pledge collateral therefor.

         Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of any of the Co-Agents, shall, take any of the following actions:
(i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Transferor Party; PROVIDED, HOWEVER, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Transferor Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Transferor Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Transferees' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Transferees otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC (including the right to foreclose upon and sell the Receivables and the Related Security, or any part thereof), all of which rights shall be cumulative.

                                   ARTICLE X.

                                 INDEMNIFICATION

         Section 10.1 Indemnities by the Transferor Parties. Without limiting any other rights that any Agent or any Transferee may have hereunder or under applicable law, (A) Transferor hereby agrees to indemnify (and pay upon demand to) each of the Agents, the Transferees and

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

their respective assigns, members, direct or indirect owners, officers, directors, agents and employees (each, an "INDEMNIFIED PARTY"), from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them relating to the Transaction Documents or the transactions contemplated thereby, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party, for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder or its written agreement (in its individual capacity) to any amendment, waiver, supplement or restatement of or to the Credit Agreement or associated Security Documents of the types described in Section 9.1(o)(i), EXCLUDING, HOWEVER, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party or any other member of its Group;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; and

                  (c) any withholding taxes which shall by governed by Section
10.2 or any Excluded Taxes;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of any Transferor Party or limit the recourse of the Agents and the Transferees to any Transferor Party for amounts otherwise specifically provided to be paid by such Transferor Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Transferor (and to the extent any of the following arise from actions or inactions of the Servicer, the Servicer) shall indemnify the Indemnified Parties for Indemnified Amounts (other than Excluded Taxes) (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Transferor or the Servicer) relating to or resulting from:

                           (i)      any representation or warranty made by any
Transferor Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                           (ii)     the failure by any Transferor Party or any
Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

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

                           (iii)    any failure of any Transferor Party or any
Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                           (iv)     any products liability, personal injury or
damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                           (v)      any dispute, claim, offset or defense (other
than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services; PROVIDED THAT this clause (v) shall not be construed to require indemnity for the uncollectibility of any Receivable for credit-related reasons relating to any Obligor;

                           (vi)     [reserved];

                           (vii)    any investigation, litigation or proceeding
related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Transfer or a Reinvestment, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to any Transferor Party or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii)   any inability to litigate any claim against
any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix)     any Amortization Event described in Section
9.1(d) or (o);

                           (x)      any failure of Transferor to acquire and
maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Transferor to give reasonably equivalent value to the applicable Originator under the Receivables Purchase Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                           (xi)     any failure to vest and maintain vested in
the Administrative Agent for the benefit of the Transferees, or to transfer to the Administrative Agent for the benefit of the Transferees, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Receivable Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

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

                           (xii)    the failure to have filed, or any delay in
filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Transfer or Reinvestment or at any subsequent time;

                           (xiii)   except as otherwise permitted under the
Transaction Documents, any action or omission by any Transferor Party in contravention of the Transaction Documents which reduces or impairs the rights of the Agents or the Transferees with respect to any Receivable or the value of any such Receivable;

                           (xiv)    any attempt by any Person to void any
Incremental Transfer or Reinvestment hereunder under statutory provisions or common law or equitable action; and

                           (xv)     the failure of any Receivable included in
the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

         Section 10.2      Withholding Taxes.

                  (a) Any and all payments made hereunder to any Indemnified Party shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, except as required by law. If the Transferor shall be required to deduct or withhold any taxes from or in respect of any sum payable hereunder to any Indemnified Party: (A) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.2) such Indemnified Party shall receive an amount equal to the sum it would have received had no such deductions been made,
(B) the Transferor shall make such deductions and (C) the Transferor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) The Transferor shall indemnify each Indemnified Party against any taxes described in Section 10.2(a) paid by such Indemnified Party as a result of the failure of the Transferor to withhold and pay such taxes to the relevant Governmental Authority when due.

                  (c) As soon as practicable after the date of any payment of taxes by the Transferor to a Governmental Authority hereunder, the Transferor will (to the extent available) deliver to the relevant Indemnified Party the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 10.2 shall survive the termination of this Agreement.

                  (e) Notwithstanding any other provision of this Section 10.2, the Transferor shall not be required to indemnify or pay any additional amounts to any Indemnified Party pursuant to Section 10.2 with respect to taxes (i) if the obligation to withhold with respect to such taxes

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

results from, or would not have occurred but for, the failure of such Indemnified Party to deliver the forms described in this clause (i) (it being understood that the Indemnified Party shall not have failed to comply with the provisions of this clause (i) if it is legally unable to deliver the forms described therein): for any period (A) in the case of an Indemnified Party that is a Non-U.S. Transferee, a complete and properly executed Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Non-U.S. Transferee is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments due under this Agreement and/or any of the other Transaction Documents or certifying that the income receivable pursuant to this Agreement and/or any of the other Transaction Documents is effectively connected with the conduct of a trade or business in the United States, (B) in the case of an Indemnified Party that is not a Non-U.S. Transferee, a complete and properly executed Internal Revenue Service Form W-9 or any successor form prescribed by the Internal Revenue Service, (C) any other complete and properly executed form or certificate required by any taxing authority, reasonably requested by the Transferor (including any certificate required by Sections 871(h) and 881(c) of the Tax Code), certifying that such Indemnified Party is entitled to a complete or partial exemption from tax on payments pursuant to this Agreement and/or any of the other Transaction Documents and (D) in the case of foreign Person that is an "intermediary" within the meaning of Treasury regulation section 1.1441-1(c)(15), a complete and properly executed Internal Revenue Service Form W-8IMY and any related documents required in conjunction with such W-8IMY, (ii) unless such taxes are due to a change in an income tax treaty to which the United States is a party (other than, in the case of a tax treaty which does not have a "limitation of benefits" provision, the addition of a limitation of benefits provision to such treaty) or the Tax Code occurring subsequent to the date of this Agreement, (iii) if the Indemnified Party acquired its interest from a prior Indemnified Party and such taxes are in effect and would apply to a payment to such subsequent Indemnified Party as of the date such subsequent Indemnified Party became a party to this Agreement, except to the extent the prior Indemnified Party would have been entitled to indemnification or additional amounts with respect to such taxes,
(iv) if such taxes would not have been imposed if the only connection between the Indemnified Party and the jurisdiction imposing such taxes was the activities of such Indemnified Party pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing this Agreement) or (v) if such taxes would not have been imposed but for the sale of a participating interest to a Participant pursuant to Section 12.2. Should a Indemnified Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to taxes because of its failure to deliver a form required hereunder, the Transferor shall take such steps as the Indemnified Party shall reasonably request to assist such Indemnified Party in recovering such taxes. Upon becoming aware of a change in law (or interpretation) each Party hereto will use its best effort to provide the other party with notice of such change.

                  (f) Any Indemnified Party claiming any indemnity payment or additional amounts payable pursuant to this Section 10.2 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Transferor or to change the jurisdiction of its applicable lending office or administrative office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in

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

the good faith determination of such Indemnified Party, be otherwise inconsistent with the internal policy or disadvantageous to such Indemnified Party.

                  (g) Nothing contained in this Section 10.2 shall require an Indemnified Party to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (h) If any Indemnified Party receiving an indemnification payment hereunder with respect to taxes or liabilities arising therefrom shall subsequently receive a refund from any taxing authority which is specifically attributable to such indemnification payment, such Person shall promptly pay such refund (net of any cost or expenses relating to such refund) to the Transferor.

         Section 10.3      Increased Cost and Reduced Return.

                  (a) If after the date hereof (or, in the case of a Person that becomes a Funding Source after the date hereof, after the date such Person becomes a Funding Source), any Funding Source shall be charged any fee, expense or increased cost, or such Funding Source's return shall be reduced, on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.2) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source, pursuant to a Funding Agreement or (iii) that imposes or results in any other condition (other than with respect to taxes) the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, such Funding Source shall notify the Agents and the Transferor within 90 days after any Regulatory Change giving rise to any such fee, expense, increased cost or reduced return and, upon written demand by the applicable Co-Agent setting forth in reasonable detail the basis for and computation of the amount of such claim, Transferor shall pay to such Co-Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. Failure of any Funding Source to give notice within the 90-day period following a Regulatory Change shall limit the applicable

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

Funding Source's right to reimbursement to any such fees, expenses, increased costs or reduced returns that accrue or are incurred from and after the date on which such notice is actually given.

                  (b) In the event that a Funding Source becomes entitled to receive payment pursuant to this Section 10.3, the applicable Agent shall request such Funding Source to take such actions (including, without limitation, providing the Transferor and the Administrative Agent with any forms, certificates or other documents) as may be reasonably necessary to reduce or eliminate the imposition of such increased cost unless such actions would impose on the Funding Source costs, additional costs or legal burdens deemed by the Funding Source to be material.

         Section 10.4 Other Costs and Expenses. Transferor shall pay to the Agents and Conduits on demand all costs and out-of-pocket expenses (including any stamp, documentary or similar taxes but not including any Excluded Taxes or any other taxes covered by Section 10.1 or Section 10.2) in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, rating agency fees, the cost of Conduit's or Agent's auditors auditing the books, records and procedures of Transferor, reasonable fees and out-of-pocket expenses of legal counsel for Conduits and the Agents with respect thereto and with respect to advising Conduits and the Agents as to their respective rights and remedies under this Agreement. Transferor shall pay to the Agents on demand any and all costs and expenses of the Agents and the Transferees, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Scotia and Wachovia agree that Latham & Watkins (and its successors, Latham & Watkins Illinois LLC and Latham & Watkins LLP) shall be their sole outside legal counsel in connection with the transactions contemplated hereby. Transferor shall have no obligation to pay any of the aforementioned fees and expenses to any law firm other than Latham & Watkins (and its successors, Latham & Watkins Illinois LLC and Latham & Watkins
LLP).

                                  ARTICLE XI.

                                   THE AGENTS

         Section 11.1      Appointment.

                  (a) Each Transferee and Co-Agent hereby irrevocably designates and appoints Wachovia Bank, National Association as Administrative Agent hereunder and under the Intercreditor Agreement, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Transferee or Co-Agent, and no implied covenants, functions,

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

responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.

                  (b) Each of Blue Ridge and the Blue Ridge Liquidity Banks hereby irrevocably designates and appoints Wachovia Bank, National Association as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement, the Blue Ridge Fee Letter and the Blue Ridge Liquidity Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each of Liberty Street and the Liberty Street Liquidity Banks hereby irrevocably designates and appoints Scotiabank as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement, the Liberty Street Fee Letter and the Liberty Street Liquidity Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Fee Letters or the Liquidity Agreements, no Co-Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Transferee, Liquidity Bank or other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Co-Agent shall be read into this Agreement, the Fee Letters or the Liquidity Agreements or otherwise exist against such Co-Agent.

                  (c) The provisions of this Article XI are solely for the benefit of the Agents and the Transferees, and neither of the Transferor Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Agent or any Transferee may have to either of the Transferor Parties under the other provisions of this Agreement. Furthermore, no Transferee or Liquidity Bank shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Co-Agent which is not the Co-Agent for such Person.

                  (d) In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Transferees and the Co-Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Transferor Parties or any of their respective successors and assigns. In performing its functions and duties hereunder, each Co-Agent shall act solely as the agent of its respective Conduit and its respective Liquidity Bank(s), and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Transferor Parties, any other Transferee, Liquidity Bank or Agent, or any of their respective successors and assigns.

         Section 11.2 Delegation of Duties. Each Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

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

         Section 11.3 Exculpatory Provisions. No Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in
Section 11.2 under or in connection with the Transaction Documents (except for its, their or such Person's own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Transferees or other agents for any recitals, statements, representations or warranties made by the Transferor contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of the Transferor Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to such Agent. No Agent shall be under any obligation to any Transferee, Liquidity Bank or other Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Transferor Parties. This Section 11.3 is intended solely to govern the relationship between each Agent, on the one hand, and the Transferees and their respective Liquidity Banks, on the other.

         Section 11.4      Reliance by Agents.

                  (a) Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Transferor Parties), independent accountants and other experts selected by such Agent. Each Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of (i) in the case of the Administrative Agent, each of the Co-Agents (except where another provision of this Agreement specifically authorizes the Administrative Agent to take action based on the instructions of any of the Co-Agents) or (ii) in the case of a Co-Agent, such of its Transferees and Liquidity Banks, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its Constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  (b) Any action taken by the Administrative Agent in accordance with Section 11.4(a) shall be binding upon all Transferees and Agents.

                  (c) Each Co-Agent shall determine with its Conduit and, as applicable, its Liquidity Banks, the number of such Persons which shall be required to request or direct such Co-Agent to take action, or refrain from taking action, under this Agreement on behalf of such Persons and whether any consent of the rating agencies who rate such Conduit's Commercial Paper is required (such Persons and, if applicable, rating agencies, a "VOTING BLOCK"). Such Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Co-Agent's Constituents.

                  (d) Unless otherwise advised in writing by a Co-Agent or by any Transferee or Liquidity Bank on whose behalf such Co-Agent is purportedly acting, each party to this Agreement may assume that (i) such Co-Agent is acting for the benefit of each of its Constituent Transferees and, as applicable, Liquidity Banks, as well as for the benefit of each permitted assignee from any such Person, and (ii) each action taken by such Co-Agent has been duly authorized and approved by all necessary action on the part of its Voting Block. Each Conduit (or its Liquidity Banks) shall have the right to designate a new Co-Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Agents and the Transferor Parties written notice thereof signed by such Transferee(s) and the newly designated Co-Agent. Such notice shall be effective when receipt thereof is acknowledged by the retiring Co-Agent and the Transferor Parties, which acknowledgments shall not be withheld or unreasonably delayed, and thereafter the party named as such therein shall be Co-Agent for such Transferees under this Agreement. Each Co-Agent and its Transferees and Liquidity Banks shall agree amongst themselves as to the circumstances and procedures for removal and resignation of such Co-Agent.

         Section 11.5 Notice of Amortization Events. No Agent shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless such Agent has received notice from another Agent, a Transferee, a Liquidity Bank or a Transferor Party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the other Agents for distribution, in the case of a Co-Agent, to the members of its Group. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by any of the Co-Agents.

         Section 11.6 Non-Reliance on Agents and Other Transferees. Each of the Transferees expressly acknowledges that no Agent, nor any of such Agent's officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including, without limitation, any review of the affairs of the Transferor Parties, shall be deemed to constitute any representation or warranty by such Agent. Each of the Transferees also represents and warrants to the Agents and the other Transferees that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transferor Parties and made its own decision to enter into this Agreement. Each of the Transferees also represents that it will, independently and without reliance upon any Agent or any other Liquidity Bank or Transferee, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Transferor Parties.

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

None of the Agents or the Transferees, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Transferor Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Co-Agents shall promptly distribute to its related Conduit (and, as applicable, its Liquidity Banks), copies of financial and other information expressly provided to such Co-Agent by either of the Transferor Parties pursuant to this Agreement for distribution to the Agents and/or Transferees.

         Section 11.7      Indemnification of Agents.

                  (a) Each Liquidity Bank agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Transferor Parties and without limiting the obligation of the Transferor Parties to do so), ratably in accordance with their respective Percentages or Invested Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Person).

                  (b) Each Liquidity Bank agrees to indemnify its Co-Agent and such Co-Agent's officers, directors, employees, representatives and agents (to the extent not reimbursed by the Transferor and without limiting the obligation of the Transferor to do so), ratably in accordance with their respective Percentages or Invested Amount, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Co-Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent in its capacity as Co-Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the bad faith, gross negligence or willful misconduct of such Co-Agent or such Person).

         Section 11.8 Agents in their Individual Capacities. Each of the Agents in its individual capacity and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Transferor Parties and any Obligor and their respective Affiliates as though such Agent were not an Agent hereunder. With respect to its Invested Amount, if any, pursuant to this Agreement, each Agent shall have the same rights and powers under this Agreement as any Transferee and may exercise the same as though it were not an Agent, and the terms "Transferee" and "Transferees" shall include each of the Agents in their individual capacities.

         Section 11.9 Successor Administrative Agent. The Administrative Agent, upon fifteen (15) days' notice to the Transferor Parties, the Transferees and the Co-Agents, may voluntarily resign and may be removed at any time, with or without cause, and replaced by the Liberty Street Agent, whereupon the Liberty Street Agent, subject to the approval by the Transferor, shall become the successor Administrative Agent; PROVIDED, HOWEVER, that Wachovia shall not voluntarily resign as the Administrative Agent so long as any of the Blue Ridge Liquidity Banks' respective Commitments remain in effect or Blue Ridge has any outstanding Receivable Interests hereunder. Upon resignation or replacement of any Administrative Agent in accordance with this Section 11.9, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         Section 11.10     Agents' Conflict Waivers.

                  (a) Wachovia acts, or may in the future act, (i) as administrative agent for Blue Ridge, (ii) as issuing and paying agent for Blue Ridge's Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for Blue Ridge's Commercial Paper Notes and (iv) to provide other services from time to time for Blue Ridge (collectively, the "WACHOVIA ROLES"). Without limiting the generality of Sections 11.1 and 11.8, each Agent, Transferee and Liquidity Bank hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, the giving of notice to Blue Ridge's Liquidity Banks of a mandatory transfer pursuant to Blue Ridge's Liquidity Agreement, and hereby acknowledges that neither Wachovia nor any of its Affiliates has any fiduciary duties hereunder to any Transferee (other than Blue Ridge) or to any of Blue Ridge's Liquidity Banks arising out of any Wachovia Roles.

                  (b) Scotiabank and/or one of its affiliates acts, or may in the future act, (i) as administrative agent for Liberty Street, (ii) as issuing and paying agent for Liberty Street's Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for Liberty Street's Commercial Paper and (iv) to provide other services from time to time for Liberty Street (collectively, the "SCOTIA ROLES"). Without limiting the generality of Sections
11.1 and 11.8, each of the Agents and the Transferees hereby acknowledges and consents to any and all Scotia Roles and agrees that in connection with any Scotia Role, Scotiabank and/or its affiliates may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Liberty Street, the giving of notice to Liberty Street's Liquidity Banks of a mandatory transfer pursuant to Liberty Street's Liquidity Agreement, and hereby acknowledges that neither Scotiabank nor any of its Affiliates has any fiduciary duties hereunder to any Transferee or to any of Liberty Street's Liquidity Banks arising out of any Scotia Roles.

         Section 11.11 UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Receivable, Collections, and Related Security. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

                                  ARTICLE XII.

                           ASSIGNMENTS; PARTICIPATIONS

         Section 12.1      Assignments.

                  (a) Subject to the provisions of Section 12.3, each of the parties hereto hereby agrees and consents to the complete or partial assignment by a Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to such Conduit's Liquidity Banks pursuant to its Liquidity Agreement and, with the prior written consent of the Transferor which consent shall not be unreasonably withheld or delayed and shall not be required if an Amortization Event has occurred and is continuing, to any other Person that (i) is organized under the laws of the United States of America, one of the states thereof or the District of Columbia and prior to the effectiveness of the applicable Assignment Agreement deliver to Transferor two (2) duly executed and completed Internal Revenue Service Form W-9 certifying that such Person is a "United States person" within the meaning of Section 7701(a)(30) of the Tax Code, or (ii) prior to the effectiveness of the applicable Assignment Agreement delivers to Transferor two (2) duly originals of a completed and executed Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Person is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments due under this Agreement and/or any of the other Transaction Documents or certifying that the income receivable pursuant to this Agreement and/or any of the other Transaction Documents is effectively connected with the conduct of a trade or business in the United States, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, each of the parties hereto hereby agrees that any assignee of a Conduit of this Agreement or all or any of the Receivable Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the term "CONDUIT" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder. Neither Transferor nor the Servicer shall have the right to assign its rights or obligations under this Agreement; PROVIDED, HOWEVER, that (A) if the Servicer is a Subsidiary directly or indirectly wholly owned by the Parent, the Servicer may merge with another Subsidiary (other than the Transferor) directly or indirectly wholly owned by the Parent, so long as (1) the surviving entity of such merger expressly assumes the obligations of Servicer hereunder and (2) the Performance Guarantor confirms that the guaranty under the Performance Undertaking covers the obligations of such surviving entity as Servicer or (B) if the Servicer provides 30 days' written notice to each of the Agents and each of the Agents consents to such assignment, the Servicer may assign its rights and obligations under this Agreement, so long as (1) the successor entity expressly assumes the obligations of Servicer hereunder, and (2) the Performance Guarantor confirms that the guaranty under the Performance Undertaking covers the obligations of such successor entity as Servicer.

                  (b) Subject to the provisions of Section 12.3 and to the prior written consent of the applicable Conduit, any Liquidity Bank may at any time and from time to time assign to one or more Persons ("PURCHASING LIQUIDITY BANKS") all or any portion of its rights under, interest in, title to and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VI hereto (the "ASSIGNMENT AGREEMENT"), and a simultaneous ratable assignment pursuant to the applicable Liquidity Agreement executed by such Purchasing Liquidity Bank and such selling Liquidity Bank, with a copy thereof delivered to Transferor. Unless an Amortization Event has occurred and is continuing, the prior written consent of the Transferor, which consent shall not be unreasonably withheld or delayed, shall also be required prior to the effective ness of any such Assignment. Each assignee of a Liquidity Bank must (i) be a Qualifying Liquidity Bank, (ii) agree to deliver to the applicable Co-Agent, promptly following any request therefor by such Co-Agent or its Conduit, an enforceability opinion in form and substance satisfactory to such Co-Agent and Conduit, (iii) shall be bound by the terms of the Transaction Documents, including, without limitation, the Intercreditor Agreement, and (iv) either (A) be organized under the laws of the United States of America, one of the states thereof or the District of Columbia and, prior to the effectiveness of the applicable Assignment Agreement, deliver to Transferor two (2) duly completed and executed Internal Revenue Service Form W-9 certifying that such assignee is a "United States person" within the meaning of Section 7701(a)(30) of the Tax Code, or (B) prior to the effectiveness of the applicable Assignment Agreement deliver to Transferor two (2) duly completed and executed Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such assignee is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments due under this Agreement and/or any of the other Transaction Documents or certifying that the income receivable pursuant to this Agreement and/or any of the other Transaction Documents is effectively connected with the conduct of a trade or business in the United States. Upon delivery of the executed Assignment Agreement, and an assignment pursuant to the applicable Liquidity Agreement to such Co-Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under the applicable Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank shall for all purposes be a Liquidity Bank party to this Agreement and shall have all the rights and obligations of a Liquidity Bank under this Agreement and the applicable Liquidity Agreement to the same extent as if it were an original party hereto and thereto, and no further consent or action by Transferor, the Transferees or the Agents shall be required.

                  (c) Any Person making an assignment of all or any portion of its rights under, interest in, title to and obligations under this Agreement shall provide to the Administrative Agent and the Transferor, in a written notice, the name of the Person to whom such assignment was made and any other information reasonably requested by the Administrative Agent or the Transferor. The Administrative Agent shall, as agent for the Transferor, keep a register of each such assignment permitted hereby and each assignee shall be treated as the holder of the interest assigned to it for all purposes.

         Section 12.2      Participations. Subject to the provisions of
Section 12.3, any Liquidity Bank may, in the ordinary course of its business, and subject to the terms of the applicable Liquidity Agreement, at any time sell to one or more Persons that (a) are organized under the laws of the United States of America, one of the states thereof or the District of Columbia and prior to the effectiveness of the applicable participation deliver to such Liquidity Bank two (2) duly completed and executed Internal Revenue Service Form W-9 certifying that such Person is a "United States person" within the meaning of Section 7701(a)(30) of the Tax Code, or (b) prior to the effectiveness of the applicable participation deliver to Transferor two (2) duly completed and executed Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Person is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments due under this Agreement and/or any of the other Transaction Documents or certifying that the income receivable pursuant to this Agreement and/or any of the other Transaction Documents is effectively connected with the conduct of a trade or business in the United States (each such Person, a "PARTICIPANT") participating interests in its Ratable Share of the Commitments and Receivable Interests of the Liquidity Banks in its Group. Notwithstanding any such sale by a Liquidity Bank of a participating interest to a Participant, such Liquidity Bank's rights and obligations under this Agreement shall remain unchanged, such Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder, and each of the parties hereto shall continue to deal solely and directly with such Liquidity Bank in connection with such Liquidity Bank's rights and obligations under this Agreement. Each Liquidity Bank agrees that any agreement between such Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Liquidity Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

         Section 12.3 Limitation on Assignments and Participations. Neither the Transferees nor the Transferor shall allow any Receivable Interests or any participating interest therein to become (i) traded on an established securities market (as defined in U.S. Department of Treasury (the "TREASURY") regulations section 1.7704-1(b)) or (ii) readily tradable on a secondary market or the substantial equivalent thereof (as defined in Treasury regulations section 1.7704-1(c)), and no Transferee shall transfer, assign or participate any Receivable Interest or any participating interest therein in any such established securities market or any such secondary market or the substantial equivalent thereof. In addition, neither the Receivable Interests nor any participating interest therein may be issued or sold in a transaction or transactions that are required to be

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

registered under the Securities Act of 1933 (15 U.S.C. 77a et seq.). Any assignment or transfer of the Receivable Interests or any participating interest therein in violation of the foregoing restrictions will be void.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

         Section 13.1      Waivers and Amendments.

                  (a) No failure or delay on the part of any Agent or any Transferee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Transferor and each of the Agents.

         Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 13.2. Transferor hereby authorizes the Administrative Agent to effect transfers and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of Transferor. Transferor agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor; PROVIDED, HOWEVER, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

         Section 13.3 Ratable Payments. If any Transferee, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Transferee (other than payments received pursuant to Section 10.3 or 10.4) in a greater proportion than that received by any other Transferee entitled to receive a ratable share of such Aggregate Unpaids, such Transferee agrees, promptly upon demand, to transfer for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Transferees so that after such transfer each Transferee will hold its ratable proportion of such Aggregate Unpaids;

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

provided that if all or any portion of such excess amount is thereafter recovered from such Transferee, such transfer shall be rescinded and the transfer price restored to the extent of such recovery, but without interest.

         Section 13.4      Protection of Ownership Interests of the Transferees.

                  (a) Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Administrative Agent or the Transferees to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Transferor or the Servicer to, notify the Obligors of Receivables, at Transferor's expense, of the ownership or security interests of the Transferees under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Transferor or the Servicer (as applicable) shall, at any Transferee's request, withhold the identity of such Transferee in any such notification.

                  (b) If any Transferor Party fails to perform any of its obligations hereunder, the Administrative Agent or any Transferee may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent's or such Transferee's costs and expenses incurred in connection therewith shall be payable by Transferor as provided in Section 10.4. Each Transferor Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Transferor Party (i) to execute on behalf of Transferor as debtor and to file (or to file without Transferor's signature to the extent permitted by applicable law) financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Transferees in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Transferees in the Receivables. This appointment is coupled with an interest and is irrevocable.

         Section 13.5      Confidentiality.

                  (a) Each Transferor Party, Agent and Transferee and any of their respective affiliates shall maintain and shall cause each of its employees and officers to maintain the confidential or proprietary information with respect to the Agents and Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Transferor Party, Agent or Transferee and its officers and employees may disclose such information to its external accountants and attorneys, its rating agencies, to the banks from time to time party to the Credit Agreement, in connection with the enforcement hereof, and as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), including disclosure in its required filings with the Securities and Exchange Commission, PROVIDED that any person shall be permitted to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of the transaction, and all materials of any kind (including opinions or other tax aspects) related to such structure and tax aspects.

                  (b) Anything herein to the contrary notwithstanding, each Transferor Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agents or the Transferees by each other, (ii) by the Agents or the Transferees to any prospective or actual assignee or participant of any of them and (iii) by each of the Co-Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to its Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which such Co-Agent acts as the administrative agent and to any officers, directors, members, direct or indirect owners, employees, outside accountants and attorneys of any of the foregoing, PROVIDED that each such Person is informed of the confidential nature of such information and agrees to keep it confidential in accordance with the terms hereof. In addition, the Transferees and the Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) or in connection with the enforcement hereof.

         Section 13.6 Bankruptcy Petition. Each of Transferor, the Servicer, the Agents and the other Transferees hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. This Section 13.6 shall survive termination of this Agreement.

         Section 13.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Agent or any Transferee, no claim may be made by any Transferor Party or any other Person against any Agent or Transferee or their respective Affiliates, directors, members, direct or indirect owners, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Transferor Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 13.8      CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 ET SEQ. OF THE GENERAL OBLIGATIONS LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE RECEIVABLE INTERESTS OR ANY SECURITY INTEREST GRANTED HEREIN IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         Section 13.9 CONSENT TO JURISDICTION. EACH TRANSFEROR PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH TRANSFEROR PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY TRANSFEREE TO BRING PROCEEDINGS AGAINST ANY TRANSFEROR PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY TRANSFEROR PARTY AGAINST ANY AGENT OR ANY TRANSFEREE OR ANY AFFILIATE OF ANY AGENT OR ANY TRANSFEREE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH TRANSFEROR PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         Section 13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY TRANSFEROR PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 13.11     Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement and the Intercreditor Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Transferor Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and (iii) Sections 13.5,
13.6 and 13.14 shall be continuing and shall survive any termination of this Agreement.

         Section 13.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "ARTICLE," "SECTION," "SCHEDULE" or "EXHIBIT" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         Section 13.13     Characterization.

                  (a) It is the intention of the parties hereto that each transfer hereunder shall constitute and be treated as an absolute and irrevocable sale, which transfer shall provide the applicable Transferee with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to Transferor; PROVIDED, HOWEVER, that (i) Transferor shall be liable to each Transferee and the Administrative Agent for all representations, warranties, covenants and indemnities made by Transferor pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Transferee or any Agent or any assignee thereof of any obligation of Transferor or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Transferor or any Originator.

                  (b) In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, Transferor hereby grants to the Administrative Agent for the ratable benefit of the Transferees a valid and perfected security interest in all of Transferor's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrative Agent and the Transferees shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                  (c) Notwithstanding the foregoing the Transferor, Transferees and the Agents hereby agree to treat the Receivables Interests as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by applicable law.

         Section 13.14 Nonrecourse Nature of Transactions. Each of the parties hereto hereby acknowledges and agrees that all transactions with the Conduits hereunder shall be without recourse of any kind to such Conduit. Each Conduit shall have no obligation to pay any amounts owing hereunder unless and until such Conduit has received such amounts pursuant to the Receivable Interests or the Liquidity Agreement. In addition, each party agrees that each Conduit shall have no obligation to pay any party, any amounts constituting fees, a reimbursement for expenses or indemnities, (collectively, "EXPENSE CLAIMS") and such Expense Claims shall not constitute a claim against such Conduit (as defined in Section 101 of Title 11 of the United States Bankruptcy Code), unless or until such Conduit has received amounts sufficient to pay such Expense Claims pursuant to the Receivable Interests or the Liquidity Agreement and such amounts are not required to pay the commercial paper of such Conduit. This provision shall survive termination of the Agreement.

                            (Signature pages follow)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FSI RECEIVABLES COMPANY LLC, AS TRANSFEROR

By:_________________________________
Name:
Title:

ADDRESS:

FSI Receivables Company LLC
Liberty Lane
Hampton, NH 03842
Attention: Todd M. DuChene
Tel: (603) 929-2340
Fax: (603) 929-2703

WITH A COPY TO:

Fisher Scientific Company L.L.C.
2000 Park Lane
Pittsburgh, PA 15275
Attention: Elizabeth Suter
Tel: (412) 490-8588
Fax: (412) 490-8650

FISHER SCIENTIFIC INTERNATIONAL INC., AS SERVICER

By:_________________________________
Name:
Title:

ADDRESS:

Liberty Lane
Hampton, NH 03842
Attention: Todd M. Duchene, Esq.
Tel: (603) 929-2340
Fax: (603) 929-2703

WITH A COPY TO:

Fisher Scientific Company L.L.C.
2000 Park Lane
Pittsburgh, PA 15275
Attention: Elizabeth Suter
Tel: (412) 490-8588
Fax: (412) 490-8650

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA SECURITIES, INC., AS ATTORNEY-IN-FACT

By:_________________________________
Name:
Title:

ADDRESS:

Blue Ridge Asset Funding Corporation
c/o Wachovia Bank, National Association
301 S. College Street
FLR TRW 9 NC06110
Charlotte, NC  28288-0610
Attention: Douglas R. Wilson Sr.
Tel.: (704) 374-2520
Fax: (704) 383-9579

         WITH A COPY TO:

Blue Ridge Asset Funding Corporation
c/o AMACAR Group, L.L.C.
6525 Morrison Blvd., Suite 318
Charlotte, NC 28211
Attention: Douglas K. Johnson
Tel.: (704) 365-0569
Fax: (704) 365-1362

WACHOVIA BANK, NATIONAL ASSOCIATION, INDIVIDUALLY, AS BLUE RIDGE AGENT AND AS ADMINISTRATIVE AGENT

By:_________________________________
Name:
Title:

ADDRESS:

Wachovia Bank, National Association
191 Peachtree Street, 22nd Floor
GA - 8047
Atlanta, GA 30303
Attention: William Rutkowski
Tel.: (404) 332-4421
Fax: (404) 332-5152

LIBERTY STREET FUNDING CORP.

By:_________________________________
Name:
Title:

ADDRESS:

Liberty Street Funding Corp.
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, NY 10036
Attention: Andrew L. Stidd
Telephone: (212) 302-5151
Telecopy: (212) 302-8767

WITH A COPY TO:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention: Mike Eden, Director
Tel: (212) 225-5237
Fax: (212) 225-5290

THE BANK OF NOVA SCOTIA, INDIVIDUALLY AND AS LIBERTY STREET AGENT

By:_________________________________
Name:
Title:

ADDRESS:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention: Rick Taiano, Director [FOR TRANSFER NOTICES]
Tel: (212) 225-5070
Fax: (212) 225-5290
        and
Attention: Mike Eden, Director [FOR ALL OTHER PURPOSES]
Tel: (212) 225-5237
Fax: (212) 225-5290

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

                                    EXHIBIT I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCRUAL PERIOD" means each calendar month, PROVIDED THAT the initial Accrual Period hereunder means the period from (and including) the date of the initial transfer hereunder to (and including) the last day of the calendar month thereafter.

                  "ACCRUED VOLUME REBATE" means, on any date of determination, the amount of volume rebate expense that Fisher Hamilton L.L.C. has accrued in accordance with GAAP.

                  "ADJUSTED DILUTION RATIO" means, at any time, the rolling average of the Dilution Ratios for the twelve (12) Calculation Periods then most recently ended.

                  "ADJUSTED POOL BALANCE" means, on any date of determination, the Net Pool Balance minus the Required Reserves.

                  "ADMINISTRATIVE AGENT" has the meaning set forth in the preamble to this Agreement.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "AFFECTED LIQUIDITY BANK" has the meaning specified in Section 12.1(c).

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "AGENTS" has the meaning set forth in the preamble to this Agreement.

                  "AGGREGATE INVESTED AMOUNT" means, on any date of determination, the aggregate amount of the Invested Amount of all Receivable Interests outstanding on such date.

                  "AGGREGATE REDUCTION" means the aggregate of all Group Reductions occurring on any date.

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

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of the Aggregate Invested Amount and all unpaid Obligations (whether due or accrued) at such time.

                  "AGREEMENT" means this Receivables Transfer Agreement, as it may be amended or modified and in effect from time to time.

                  "ALTERNATE BASE RATE" means for any day, the rate per annum equal to the higher as of such day of (i) each Co-Agent's Prime Rate, or (ii)
0.50 basis points above the Federal Funds Effective Rate. For purposes of determining the Alternate Base Rate for any day, changes in any Co-Agent's Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

                  "AMORTIZATION DATE" means, as to each Group, the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (ii) the Business Day specified in a written notice from the applicable Co-Agent following the occurrence of any other Amortization Event, (iii) the date which is 30 days after the applicable Co-Agent's receipt of written notice from Transferor that it wishes to terminate that Group's involvement in the facility evidenced by this Agreement, and (iv) its Liquidity Termination Date.

                  "AMORTIZATION EVENT" has the meaning specified in Article IX.

                  "ASSIGNMENT AGREEMENT" has the meaning set forth in Section

12.1(b).

                  "AUTHORIZED OFFICER" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

                  "BLUE RIDGE" has the meaning specified in the preamble to this Agreement.

                  "BLUE RIDGE FEE LETTER" means that certain Blue Ridge Fee Letter dated as of the date hereof by and among Transferor, the Blue Ridge Agent and the Administrative Agent.

                  "BLUE RIDGE GROUP ACCOUNT" has the meaning specified in
Section 1.4.

                  "BLUE RIDGE LIQUIDITY AGREEMENT" means the Liquidity Asset Transfer Agreement dated as of the date hereof among Blue Ridge, the Blue Ridge Agent, and the Blue Ridge Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "BROKEN FUNDING COSTS" means for any Receivable Interest (other than one accruing Yield at the Alternate Base Rate) which: (i) has its Invested Amount reduced without compliance by Transferor with the notice requirements hereunder (or, in the case of any Receivable Interest of a Liquidity Bank that is accruing Yield at a LIBO Rate, which has its Invested Amount reduced on any day other than the last day of the applicable Tranche Period) or (ii) does not become subject to a Group Reduction following the delivery of any Reduction Notice or (iii) is assigned under a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end or (iv) is reduced on a day when a Conduit has no commercial paper maturing relative to such Receivable Interest, an amount equal to the excess, if any, of (A)

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

the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Co-Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Group Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of
(x) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (y) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Transferee or Transferees agree to pay to Transferor the amount of such excess. All Broken Funding Costs shall be due and payable hereunder within 7 days following written demand, setting forth in reasonable detail a calculation of the amount thereof.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, or Boston, Massachusetts and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "CALCULATION PERIOD" means a calendar month.

                  "CHANGE OF CONTROL" means (a) Performance Guarantor ceases to own, directly or indirectly, 100% of the outstanding voting equity interests of Transferor, or (b) the occurrence of a "Change in Control" under and as defined in the Credit Agreement; PROVIDED, HOWEVER, that if the Credit Agreement ceases to define "Change in Control," such term shall be defined as set forth in the Credit Agreement immediately prior to the amendment, restatement or replacement which resulted in such term's deletion from the definitions therein.

                  "CO-AGENT" has the meaning set forth in the preamble to this Agreement.

                  "CO-AGENTS' FEE LETTER" means that certain Co-Agents' Fee Letter dated as of February 14, 2003 by and among Transferor and the Co-Agents, as the same may be amended, restated or otherwise modified from time to time.

                  "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV as updated from time to time.

                  "COLLECTION ACCOUNT AGREEMENT" means an agreement in form reasonably acceptable to the Agents and Transferor among an Originator, Transferor, the Administrative Agent and a Collection Bank with respect to a Collection Account and/or Lock-Box.

                  "COLLECTION BANK" means, at any time, any of the banks holding one or more Collection Accounts.

                  "COLLECTION NOTICE" means a notice from the Administrative Agent to a Collection Bank.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "COMMERCIAL PAPER" means promissory notes of a Conduit issued by or on behalf of such Conduit in the commercial paper market.

                  "COMMITMENT" means, for each Liquidity Bank, the commitment of such Liquidity Bank to acquire Receivable Interests from Transferor in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Liquidity Bank's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and (ii) with respect to any individual transfer hereunder, its Ratable Share of the Transfer Price therefor.

                  "CONDUIT" has the meaning set forth in the preamble to this Agreement.

                  "CONSTITUENTS" means, as to any Co-Agent, the Conduit represented by it as specified in the preamble to this Agreement, and each of such Conduit's Liquidity Banks, and the term "CONSTITUENT" when used as an adjective shall have a correlative meaning.

                  "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to transfer or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                  "CONTRACT" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

                  "CP COSTS" means:

                  (a) for Blue Ridge for each day, the sum of (i) (A) discount or yield accrued on Blue Ridge's Pooled Commercial Paper on such day, plus (B) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of Blue Ridge's Pooled Commercial Paper for such day, plus (C) other costs associated with funding small or odd-lot amounts with respect to all receivable transfer facilities which are funded by Blue Ridge's Pooled Commercial Paper for such day, minus (D) any accrual of income net of expenses received on such day from investment of collections received under all receivable transfer facilities funded substantially with Blue Ridge's Pooled Commercial Paper, minus (E) any payment received on such day by such Conduit net of expenses in respect of Broken Funding Costs related to the prepayment of any Receivable Interest of Blue Ridge pursuant to the terms of any receivable transfer facilities funded substantially with its Pooled Commercial Paper, plus (ii) the Program Fee. In addition to the foregoing costs, if Transferor shall request any Incremental Transfer during any period of time determined by the Blue Ridge Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Transfer, the Invested Amount associated with any such Incremental Transfer shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable transfer facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Invested Amount; and

                  (b) for Liberty Street, for any Settlement Period for any Receivable Interest owned by Liberty Street if and to the extent Liberty Street funds its acquisition or maintenance thereof by the issuance of Commercial Paper during such Settlement Period, the per annum rate equivalent to the weighted average cost of such Commercial Paper (as determined by the Liberty Street Agent) which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by Liberty Street, other borrowings by Liberty Street (other than under any commercial paper program support agreement of Liberty Street) and any other costs associated with the issuance of Commercial Paper or related to the issuance of Commercial Paper that are allocated, in whole or in part, by Liberty Street or the Liberty Street Agent to fund or maintain such Receivable Interest (and which may be also allocated in part to the funding of other assets of Liberty Street), plus all Broken Funding Costs incurred during such Settlement Period relating to any prepayment of any Invested Amount during such Settlement Period; PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "CP COSTS" for such Receivable Interest for such Settlement Period, Liberty Street shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum

                  "CREDIT AND COLLECTION POLICY" means the Originators' credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

                  "CUT-OFF DATE" means the last day of a Calculation Period.

                  "DAYS SALES OUTSTANDING" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate Outstanding Balance of Receivables created during the three (3) months including and immediately preceding such Cut-Off Date.

                  "DEEMED COLLECTIONS" means the aggregate of all amounts Transferor shall have been deemed to have received as a Collection of a Receivable. Transferor shall be deemed to have received a Collection of a Receivable if at any time the Outstanding Balance of any such Receivable is either (a) reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment Transferor or any Affiliate thereof (other than cash Collections on account of the Receivables) or (b) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), in each of the foregoing cases, to the extent of such reduction or cancellation, and Transferor shall be deemed to have received a Collection of a Receivable in full if at any time any of the representations or warranties in Section 5.1(g) (to the extent it relates to such Receivable) or any of Sections 5.1(i), (j), (t) and (u) were not true when made with respect to any Receivable.

                  "DEFAULT FEE" means with respect to any amount due and payable by Transferor in respect of any Aggregate Unpaids, an amount equal to the interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Alternate Base Rate.

                  "DEFAULT HORIZON RATIO" means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the 4.0 months ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

                  "DEFAULT RATIO" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the month that includes such Cut-Off Date, by (y) the aggregate sales generated by the Originators during the month occurring five (5) months prior to the month ending on such Cut-Off Date.

                  "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which the obligor thereof has suffered an event of bankruptcy; (ii) which, consistent with the Originators' credit and collection policies, should be written off as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 151 days or more from the original invoice date.

                  "DELINQUENCY RATIO" means, at any time, a percentage equal to
(i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

                  "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 121-150 days past the original invoice date.

                  "DILUTION HORIZON RATIO" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the 1.33 months ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

                  "DILUTION RATIO" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in outstanding principal balances due to Dilutions during the month ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the month immediately prior to the current month ending on such Cut-Off Date.

                  "DILUTION RESERVE" means, for any month, the product (expressed as a percentage) of: (a) the sum of (i) 2 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

                  "DILUTION VOLATILITY COMPONENT" means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 months and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

                  "DILUTIONS" means, at any time, the aggregate amount of reductions or cancellations described in clause (a) of the definition of "Deemed Collections".

                  "DISCOUNT RATE" means, the LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Receivable Interest of the Liquidity Banks.

                  "DOWNGRADED LIQUIDITY BANK" means a Liquidity Bank which has been the subject of a Downgrading Event.

                  "DOWNGRADING EVENT" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

                  "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

                  (a) the Obligor of which (i) if a natural person, is a resident of the United States or Puerto Rico or, if a corporation or other business organization, is organized under the laws of the United States, Puerto Rico or any political subdivision of the foregoing and has its chief executive office in the United States or Puerto Rico; and
         (ii) is not an Affiliate of any of the parties hereto,

                  (b) which is not owing from an Obligor as to which more than 35% of the aggregate outstanding principal balance of all Receivables owing from such Obligor are Defaulted Receivables,

                  (c) which was not (on the date it was acquired by Transferor from the applicable Originator) and is not (on any subsequent date on which it is included in the Net Pool Balance) (i) 91-150 days past the original invoice date therefor, or (ii) a Defaulted Receivable,

                  (d) which by its terms is due and payable within 90 days of the original invoice date therefor,

                  (e) which is an "account" or a "payment intangible" within the meaning of Article 9 of the UCC of all applicable jurisdictions,

                  (f) which is denominated and payable only in United States dollars in the United States,

                  (g) which arises under a contract or is evidenced by an invoice which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such

         Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                  (h) which is not subject to a confidentiality provision that purports to restrict the ability of the Administrative Agent to exercise its rights under the Agreement, including, without limitation, its right to review the contract,

                  (i) which represents an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

                  (j) which, together with any contract or invoice related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the contract related thereto is in violation of any such law, rule or regulation,

                  (k) which satisfies all applicable requirements of the Originators' credit and collection policies,

                  (l) which was generated in the ordinary course of the applicable Originator's business,

                  (m) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

                  (n) as to which the Administrative Agent has not notified Transferor that the Administrative Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a contract that is not acceptable to the Administrative Agent,

                  (o) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other adverse claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts granted on the applicable invoice, or defective goods returned in accordance with the applicable Originator's customary practices and policies); PROVIDED, HOWEVER, that
         (i) if such dispute, offset, counterclaim or defense affects only a portion of the outstanding principal balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such outstanding principal balance which is not so affected; (ii) Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agents, that such Receivables shall not be subject to such offset; and (iii) rights of offset against Receivables as to which the Obligor is a government or governmental agency shall not render such Receivables ineligible under this clause
         (o) unless an offset is actually asserted or effected,

                  (p) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                  (q) as to which each of the representations and warranties contained in Section 5.1(g) (to the extent it relates to such Receivable) or any of Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct, and

                  (s) all right, title and interest to and in which, together with all "supporting obligations" as defined in the UCC as in effect in the State of New York, has been validly transferred by the applicable Originator to Transferor under and in accordance with the Receivables Purchase Agreement, and Transferor has good and marketable title thereto free and clear of any Adverse Claim (except as created hereunder).

                  "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

                  "EXCLUDED TAXES" means (A) franchise taxes, excise taxes, branch profits taxes and taxes based on or measured by all or part of the gross or net income of any Indemnified Party, in each case, imposed (i) by the United States or any political subdivision or taxing authority thereof or therein or
(ii) by the jurisdiction under the laws of which the Indemnified Party is organized or has its applicable lending or administrative office or any political subdivision of any thereof and (B) taxes that would not have been imposed if the only connection between the Indemnified Party and the jurisdiction imposing such taxes was the activities of such Indemnified Party pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing this Agreement).

                  "FACILITY ACCOUNT" means Transferor's account no. 037-7094, ABA no. 04300261 at Mellon Bank in Pittsburgh, PA.

                  "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the applicable Co-Agent from three federal funds brokers of recognized standing selected by it.

                  "FEDERAL GOVERNMENT RECEIVABLES" means any Receivables which constitute obligations incurred by or on behalf of the federal government of the United States or any agency thereof.

                  "FEE LETTERS" means, collectively, the Co-Agents' Fee Letter, the Blue Ridge Fee Letter, the Liberty Street Fee Letter.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "FSI" has the meaning specified in the preamble to this Agreement.

                  "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit.

                  "FUNDING SOURCE" means (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up transfer support or facilities to Conduit.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign court or governmental agency, authority, instrumentality, or regulatory body.

                  "GROUP" means the Blue Ridge Group or the Liberty Street
Group.

                  "GROUP ACCOUNT" means the Blue Ridge Group Account or the Liberty Street Group Account.

                  "GROUP COLLECTIONS" has the meaning specified in Section 2.2.

                  "GROUP INVESTED AMOUNT" means, as to any Group on any date of determination, the aggregate of the Invested Amounts associated with all of such Group's Receivable Interests.

                  "GROUP LIMIT" means, as to any Group on any date of determination, an amount equal to the sum of such Group's Liquidity Banks' Commitments under this Agreement.

                  "GROUP REDUCTION" means the amount by which the Group Invested Amount of any Group is to be reduced on any date.

                  "INCREMENTAL TRANSFER" means a transfer of a Receivable Interest which increases the total outstanding Aggregate Invested Amount hereunder (and shall include the initial transfer hereunder).

                  "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements and (vii) Contingent Obligations.

                  "INDEPENDENT DIRECTOR" shall mean a member of the Board of Directors of Transferor who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or Affiliate of any Transferor Party, any Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of any Transferor Party, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, or a spouse, parent, child or sibling of any of the foregoing.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of February 14, 2003, by and between JPMorgan Chase Bank, as Collateral Agent under the Security Agreement referred to in the Credit Agreement, and the Administrative Agent, as the same may be amended, restated, or otherwise modified from time to time.

                  "INTERIM SETTLEMENT REPORT" means a report, in substantially the form of Exhibit X hereto.

                  "INVESTED AMOUNT" of any Transferee's Receivable Interest means, at any time, (A) the Transfer Price of such Receivable Interest, minus
(B) the sum of the aggregate amount of Collections and other payments received by the applicable Co-Agent which in each case are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; PROVIDED THAT such Invested Amount shall be restored (in accordance with Section 2.4) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                  "LIBERTY STREET" has the meaning provided in the preamble of this Agreement.

                  "LIBERTY STREET AGENT" has the meaning provided in the preamble of this Agreement.

                  "LIBERTY STREET FEE LETTER" means that certain Liberty Street Fee Letter dated as of the date hereof by and between Transferor and Liberty Street.

                  "LIBERTY STREET GROUP ACCOUNT" has the meaning specified in
Section 1.4.

                  "LIBERTY STREET LIQUIDITY AGREEMENT" means the Liquidity Asset Transfer Agreement dated as of the date hereof among Liberty Street, the Liberty Street Agent, and the Liberty Street Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "LIBO RATE" means, for any Tranche Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the Invested Amount of the related Receivable Interest offered for a term comparable to such Tranche Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M
<Index> Q <Go>" or "US0001W <Index> Q <Go>," as the case may be, effective as of
11:00 A.M., London time, two Business Days prior to the first day of such Tranche Period, PROVIDED that if no such offered rates appear on such page, the LIBO Rate for such Tranche Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the applicable Co-Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Tranche Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Tranche Period in an amount comparable to the Invested Amount allocated to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against any Liquidity Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Program Fee per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                  "LIQUIDITY AGREEMENTS" means the Liberty Street Liquidity Agreement and Blue Ridge Liquidity Agreement.

                  "LIQUIDITY BANKS" means, collectively, the Blue Ridge Liquidity Banks and the Liberty Street Liquidity Banks.

                  "LIQUIDITY COMMITMENT" means, as to each Liquidity Bank, its commitment to its Conduit under the applicable Liquidity Agreement, which commitment shall equal at least 102% of its Commitment hereunder.

                  "LIQUIDITY TERMINATION DATE" means, as to each Conduit, the earlier to occur of the following:

                  (a) the date on which such Conduit's Liquidity Banks' Liquidity Commitments expire (i.e., 364 days after the date of this Agreement unless extended by such Liquidity Banks), cease to be available to the applicable Conduit or otherwise cease to be in full force and effect; or

                  (b) the date on which a Downgrading Event with respect to a Liquidity Bank to such Conduit shall have occurred and been continuing for not less than 30 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by a Qualified Liquidity Bank pursuant to such Conduit's Liquidity Agreement, or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

                  "LOCK-BOX" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

                  "LOSS RESERVE" means, for any month, the product (expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 months ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition or operations of (a) the Performance Guarantor and its subsidiaries taken as a whole or (b) Transferor, (ii) the ability of any Transferor Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Administrative Agent's security interest in the Receivables generally or in any significant portion of the Receivables or the proceeds thereof, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "MONTHLY REPORTING DATE" shall have the meaning set forth in
Section 8.5.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                  "NET POOL BALANCE" means, at any time, Total Accounts Receivable, MINUS the aggregate Outstanding Balance of all Receivables that are not Eligible Receivables at such time, MINUS the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, MINUS the amount of Accrued Volume Rebate at such time.

                  "NON-U.S. TRANSFEREE" means each Transferee that is not a "United States person" within the meaning of Section 7701(a)(30) of the Tax Code.

                  "OBLIGATIONS" shall have the meaning set forth in Section 2.1.

                  "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

                  "OBLIGOR CONCENTRATION LIMIT" means, at any time:

                  (a) with respect to all Federal Government Receivables, 3% of the aggregate Outstanding Balance of all Eligible Receivables; and

                  (b) with respect to all other Receivables in relation to the aggregate outstanding principal balance thereof which are owed by any single Obligor and its affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's, the applicable concentration limit shall be determined according to the following table:

                                                                  ALLOWABLE % OF ELIGIBLE
           S&P RATING                     MOODY'S RATING                RECEIVABLES
--------------------------------    -------------------------   ----------------------------
              A-1+                            P-1                           10%
--------------------------------    -------------------------   ----------------------------
              A-1                             P-1                            8%
--------------------------------    -------------------------   ----------------------------
              A-2                             P-2                            6%
--------------------------------    -------------------------   ----------------------------
              A-3                             P-3                            3%
--------------------------------    -------------------------   ----------------------------
Below A-3 or Not Rated by either    Below P-3 or Not Rated by
         S&P or Moody's               either S&P or Moody's                  3%
--------------------------------    -------------------------   ----------------------------

; PROVIDED, HOWEVER, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is rated only by one of S&P or Moody's, the applicable Obligor Concentration Limit shall be the one set forth one line below the sole applicable rating agency's rating in the table above, and (iii) subject to rating agency approval, upon Transferor's request from time to time, the Agents may agree to a higher percentage of Eligible Receivables for a particular Obligor and its affiliates (each such higher percentage, a "SPECIAL CONCENTRATION LIMIT"), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent at the direction of any Co-Agent upon not less than ten (10) Business Days' written notice to Transferor.

                  "ORGANIC DOCUMENT" means, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

                  "ORIGINATOR" has the meaning specified in the Receivables Purchase Agreement.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "OUTSTANDING PERCENTAGE" means, as to each Group on any date of determination, (a) at any time while the Aggregate Invested Amount is greater than $0, the ratio which the sum of its members' Invested Amounts as of the close of business on the preceding Business Day bears to the Aggregate Invested Amount as of the close of business on the preceding Business Day, and (b) at any time while the Aggregate Invested Amount is $0, the ratio which its Group Limit bears to the Transfer Limit.

                  "PARENT" means Fisher Scientific International Inc., a Delaware corporation.

                  "PARTICIPANT" has the meaning set forth in Section 12.2.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERFORMANCE GUARANTOR" means Parent and its successors.

                  "PERFORMANCE UNDERTAKING" means that certain Performance Undertaking, dated as of February 14, 2003, by Performance Guarantor in favor of Transferor, substantially in the form of Exhibit VIII, as the same may be amended, restated or otherwise modified from time to time.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "POOLED COMMERCIAL PAPER" means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested or allocated by any Person in connection with any agreement effected by such Conduit.

                  "POTENTIAL AMORTIZATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

                  "PRIME RATE" means, as to any Group, a rate per annum equal to the prime rate of interest announced from time to time by the applicable Co-Agent or its parent at its main office in the United States (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "PROGRAM FEE" has the meaning set forth in the Fee Letters.

                  "PROPOSED REDUCTION DATE" has the meaning set forth in Section 1.3.

                  "PURCHASING LIQUIDITY BANK" has the meaning set forth in
Section 12.1(b).

                  "QUALIFYING LIQUIDITY BANK" means a Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by S&P and
(ii) P-1 by Moody's.

                  "RATABLE SHARE" means with respect to any Liquidity Bank, the ratio which its Commitment bears to the sum of the Commitments of all Liquidity Banks for the same Conduit.

                  "RECEIVABLE" means each "Receivable" under and as defined in the Receivables Purchase Agreement in which Transferor now has or hereafter acquires any right, title or interest.

                  "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                       IA
                             ----------------------
                                    NPB - RR

                  WHERE:

                  IA       = the Invested Amount of such Receivable Interest.

                  RR       = the Required Reserve.

                  NPB      = the Net Pool Balance.

Such undivided percentage ownership interest shall be initially computed on its date of transfer. Thereafter, until the Amortization Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

                  "RECEIVABLES PURCHASE AGREEMENT" means that certain Amended and Restated Receivables Purchase Agreement, dated as of February 14, 2003, among Parent, as Originator Agent, Originators and Transferor, as the same may be amended, restated or otherwise modified from time to time.

                  "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) in the possession or control of any Transferor Party relating to such Receivable, any Related Security therefor and the related Obligor.

                  "REDUCTION NOTICE" has the meaning set forth in Section 1.3.

                  "REGULATORY CHANGE" has the meaning set forth in Section 10.3(a).

                  "REINVESTMENT" has the meaning set forth in Section 2.2.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all "Related Security" under and as defined in the Receivables Purchase Agreement in which Transferor now has or hereafter acquires any right, title or interest,

                  (ii) all of Transferor's right, title and interest in, to and under the Receivables Purchase Agreement in respect of such Receivable and all of Transferor's right, title and interest in, to and under the Performance Undertaking, and

                  (iii)    all proceeds of any of the foregoing.

                  "REQUIRED NOTICE PERIOD" means the number of days required notice set forth opposite the applicable Group Reduction amount in the table below:

GROUP REDUCTION                     REQUIRED NOTICE PERIOD
---------------                     ----------------------
less than or equal to $25           1 Business Day
million
greater than $25 million            2 Business Days

                  "REQUIRED RESERVE" means, on any day during a month, the product of (a) the greater of (i) the Required Reserve Factor Floor or (ii) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.

                  "REQUIRED RESERVE FACTOR FLOOR" means, for any month, the sum (expressed as a percentage) of (a) 15%, plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, PLUS (c) the Yield Reserve, plus
(d) Servicing Reserve, in each case, as of the immediately preceding Cut-Off Date, PLUS (e) if Parent fails to maintain its current unsecured debt rating of "BB-" from S&P or its current bank debt rating of "Ba3" from Moody's, 10%.

                  "RESPONSE DATE" has the meaning set forth in Section 1.5 of this Agreement.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Transferor now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Transferor, (ii) any redemption, retirement, sinking fund or similar payment, transfer or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Transferor now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, transfer, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Purchase Agreement), (iv) any payment made to redeem, transfer, retransfer or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Transferor now or hereafter outstanding, and (v) any payment of management fees by Transferor (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed); PROVIDED, HOWEVER, that payment of the Facility Fee (under and as defined in the Receivable Purchase Agreement) shall not constitute a Restricted Junior Payment.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "SCOTIABANK" has the meaning provided in the preamble of this Agreement.

                  "SERVICER" means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

                  "SERVICING FEE" has the meaning set forth in Section 8.6.

                  "SERVICING RESERVE" means, for any month, the product (expressed as a percentage) of (a) 1%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

                  "SETTLEMENT DATE" means (a) two (2) Business Days after each Settlement Report Date, and (b) the last day of the relevant Tranche Period in respect of each Receivable Interest of the Liquidity Banks.

                  "SETTLEMENT PERIOD" means (a) in respect of each Receivable Interest of a Conduit, the immediately preceding Accrual Period, and (b) in respect of each Receivable Interest of the Liquidity Banks, the entire Tranche Period of such Receivable Interest.

                  "SETTLEMENT REPORT" means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Co-Agents pursuant to Section 8.5.

                  "SETTLEMENT REPORT DATE" means each Monthly Reporting Date and each other date, if any, on which an Interim Settlement Report is required to be delivered under Section 8.5.

                  "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  "TAX CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "TERMINATING TRANCHE" has the meaning set forth in Section 4.3(b).

                  "TOTAL ACCOUNTS RECEIVABLE" means, on any date of determination, the aggregate Outstanding Balance of all Receivables.

                  "TRANCHE PERIOD" means, with respect to any Receivable Interest held by a Liquidity Bank:

                  (a) if Yield for such Receivable Interest is calculated on the basis of a LIBO Rate, a period of one month or one week beginning on a Business Day as may be specified by Transferor pursuant to this Agreement. If a one-month Tranche Period is selected, such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Receivable Interest is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Transferor, PROVIDED that no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that in the case of Tranche Periods of longer than 1 week which correspond to a LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest which commences before the applicable Group's Amortization Date and would otherwise end on a date occurring after such Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the applicable Group's Amortization Date shall be of such duration as selected by the applicable Co-Agent.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Transfer Notice, the Receivables Purchase Agreement, each Collection Account Agreement, each Joinder Agreement, the Performance Undertaking, the Fee Letters, the Liquidity Agreements, the Intercreditor Agreement, and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "TRANSFER LIMIT" means $225,000,000.

                  "TRANSFER NOTICE" has the meaning set forth in Section 1.2.

                  "TRANSFER PRICE" means, with respect to any Incremental Transfer of a Receivable Interest, the amount paid to Transferor for such Receivable Interest which shall not exceed the least of (i) the amount requested by Transferor in the applicable Transfer Notice, (ii) the unused portion of the Transfer Limit on the applicable transfer date and (iii) the excess, if any, of the Adjusted Pool Balance on the applicable transfer date over the aggregate outstanding amount of Aggregate Invested Amount determined as of the date of the most recent Settlement Report, taking into account such proposed Incremental Transfer.

                  "TRANSFEREES" means, collectively, the Conduits and the Liquidity Banks.

                  "TRANSFEROR" has the meaning set forth in the preamble to this Agreement.

                  "TRANSFEROR PARTIES" means, collectively, (a) Transferor and
(b) at any time that Parent or one of its Affiliates is acting as Performance Guarantor and/or Servicer, Parent.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "YIELD" means for each respective Tranche Period relating to Receivable Interests of the Liquidity Banks, an amount equal to the product of the applicable Discount Rate for each

Receivable Interest multiplied by the Invested Amount of such Receivable Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  "YIELD RESERVE" means, for any month, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

                  ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF NEW YORK, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                   EXHIBIT II

                        FORM OF [SECOND] TRANSFER NOTICE

                                     [DATE]

[Insert Name and Address of
Applicable Co-Agent(s)]

                  RE: [SECOND] TRANSFER NOTICE

Ladies and Gentlemen:

                  Reference is hereby made to the Receivables Transfer Agreement, dated as of February 14, 2003 among FSI Receivables Company LLC ("TRANSFEROR"), Fisher Scientific International Inc., as initial Servicer, Liberty Street Funding Corp., Blue Ridge Asset Funding Corporation, The Bank of Nova Scotia, individually and as Liberty Street Agent, and Wachovia Bank, National Association, individually, as Blue Ridge Agent and as Administrative Agent (the "TRANSFER AGREEMENT"). Capitalized terms used herein shall have the meanings assigned to such terms in the Transfer Agreement.

                  The above-named Co-Agents are hereby notified of the following Incremental Transfer:

DATE OF TRANSFER:                                     _______________________

TRANSFER PRICE:                                       $______________________

a)  Blue Ridge Group's Share of the above
Transfer Price                                           $___________________

b)  Liberty Street Group's Share of the above
Transfer Price                                           $___________________

REQUESTED DISCOUNT RATE (IF NOT FUNDED                Alternate Base Rate
THROUGH COMMERCIAL PAPER):                            [followed by the LIBO
                                                      Rate 3 Business Days
                                                      thereafter]

REQUESTED TRANCHE PERIOD (IF APPLICABLE):

a)  Blue Ridge Group                                  ______________________

b)  Liberty Street Group                              ______________________

                  Please credit the Transfer Price in immediately available funds to the following account:

                  [Account Name]
                  [Account No.]
                  [Bank Name & Address]
                  [ABA #]
                  Reference:
                  Telephone advice to: [Name] @ tel. no. ( ) _______________.

                  Please advise [Name] at telephone no. ( ) _________________ not later than 12:00 noon (New York time) if your Conduit will not be acquiring its share of this transfer.

                  In connection with the Incremental Transfer to be made on the above listed "Date of Transfer" (the "TRANSFER DATE"), Transferor hereby certifies that the following statements are true on the date hereof, and will be true on the Transfer Date (before and after giving effect to the proposed Incremental Transfer):

                  (i) the representations and warranties set forth in Section
5.1 of the Transfer Agreement are true and correct in all material respects on and as of the Transfer Date as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Incremental Transfer, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Transfer, that would constitute a Potential Amortization Event; and

                  (iii) the Aggregate Invested Amount does not exceed the Transfer Limit.

Very truly yours,

FSI RECEIVABLES COMPANY LLC

By:_____________________________
Name:
Title:

                                   EXHIBIT III

           TRANSFEROR'S STATE OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; LOCATIONS OF RECORDS; FEDERAL EMPLOYER AND ORGANIZATIONAL IDENTIFICATION
                              NUMBERS, PRIOR NAMES

FSI RECEIVABLES COMPANY LLC (FORMERLY FSI RECEIVABLES CORP.)

         -        Jurisdiction of Organization: Delaware

         -        Location of Chief Executive Office:
                           Liberty Lane
                           Hampton, NH 03842

         -        Location of Records: Hampton, NH

         -        Federal Employer Identification Number: 98-0228623

         -        Organizational Identification Number: None

         -        Legal, Trade and Assumed Names: None

         -        Prior Names: FSI Receivables Corp.

                                   EXHIBIT IV

                 NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

                                 As of 12/31/02

Entity                                  Bank         Location        Lockbox #
------                                  ----         --------        ---------
Fisher Scientific Company L.L.C.        Mellon       Pittsburgh        360153
Fisher Scientific Company L.L.C.        Mellon       Pittsburgh        371743
Fisher Scientific Company L.L.C.        Mellon       Chicago            10119
Fisher Scientific Company L.L.C.        Mellon       Los Angeles        21160

Fisher Hamilton L.L.C.*                 Mellon       Pittsburgh        371926

Cole-Parmer Instrument Co.*             Mellon       Chicago            10464

Fisher Clinical Services Inc.*          Mellon       Philadelphia        4155

* = to be transferred into Buyer's name on or before the Closing Date

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE

To: Wachovia Bank, National Association, as Blue Ridge Agent and Administrative
    Agent The Bank of Nova Scotia, New York Agency, as Liberty Street Agent

                  This Compliance Certificate is furnished pursuant to that certain Receivables Transfer Agreement dated as of February 14, 2003 among FSI Receivables Company LLC ("TRANSFEROR"), Fisher Scientific International Inc., as initial Servicer, Liberty Street Funding Corp., Blue Ridge Asset Funding Corporation, The Bank of Nova Scotia, New York Agent, as Liberty street Agent, Wachovia Bank, National Association, individually, as Blue Ridge Agent and as Administrative Agent (the "AGREEMENT").

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1. I am the duly elected _________________ of Transferor.

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Transferor and its Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 4 below.

                  4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Transferor has taken, is taking, or proposes to take with respect to each such condition or event:__________________

                  The foregoing certifications, together with the financial statements delivered with this Certificate, are made and delivered this ___ day of ______________, 200_.

                                   EXHIBIT VI

                          FORM OF ASSIGNMENT AGREEMENT

                  THIS ASSIGNMENT AGREEMENT (this "ASSIGNMENT AGREEMENT") is entered into as of the ___ day of ____________, ____, by and between _____________________ ("ASSIGNOR") and __________________ ("ASSIGNEE").

                             PRELIMINARY STATEMENTS

                  A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Transfer Agreement dated as of February 14, 2003 by and among FSI Receivables Company LLC ("TRANSFEROR"), Fisher Scientific International Inc., as initial Servicer, Blue Ridge Asset Funding Corporation, Liberty Street Funding Corp., The Bank of Nova Scotia, a Canadian chartered bank acting through its New York Agency, individually and as Liberty Street Agent, and Wachovia Bank, National Association, individually, as Blue Ridge Agent and as Administrative Agent (as amended, modified or restated from time to time, the "TRANSFER AGREEMENT"), and pursuant to Section ___ of that certain [Liquidity Asset Transfer Agreement] dated as of February 14, 2003, by and among Conduit (hereinafter defined), its Liquidity Banks and its Co-Agent (as amended, modified or restated from time to time, the "LIQUIDITY AGREEMENT"). As used herein, "CONDUIT" means [Blue Ridge Asset Funding Corporation/Liberty Street Funding Corp.] and its applicable "CO-AGENT" is _____________________________. Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Transfer Agreement.

                  B. Assignor is a [Blue Ridge/Liberty Street] Liquidity Bank party to the Transfer Agreement and the Liquidity Agreement, and Assignee wishes to become a [Blue Ridge/Liberty Street] Liquidity Bank thereunder; and

                  C. Assignor is selling and assigning to Assignee an undivided ____________% (the "TRANSFERRED PERCENTAGE") interest in all of Assignor's rights and obligations under the Transfer Agreement, the Liquidity Agreement and the other Transaction Documents, including, without limitation, Assignor's Commitment[, Liquidity/Transfer Commitment] and (if applicable) the Invested Amount of Assignor's Receivable Interests as set forth herein.

                                    AGREEMENT

                  The parties hereto hereby agree as follows:

                  1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "ASSIGNMENT EFFECTIVE DATE") two (2) Business Days (or such other date selected by the Administrative Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("EFFECTIVE NOTICE") is delivered by the applicable Co-Agent to its Conduit, Assignor and Assignee. From and after the Assignment Effective Date, Assignee shall be a [Blue Ridge/Liberty Street]

Liquidity Bank party to the Transfer Agreement and Liquidity Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

                  2. If Assignor has no outstanding Invested Amount under the Transfer Agreement or Liquidity Agreement, on the Assignment Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment[, Liquidity/Transfer Commitment] and all rights and obligations associated therewith under the terms of the Transfer Agreement and/or the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Transfer Agreement and under the Liquidity Agreement.

                  3. If Assignor has any outstanding Invested Amount under the Transfer Agreement or the Liquidity Agreement, at or before 12:00 noon, local time of Assignor, on the Assignment Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Invested Amount of Assignor's Receivable Interests (such amount, being hereinafter referred to as the "ASSIGNEE'S INVESTED AMOUNT"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Invested Amount; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Invested Amount for the period commencing upon each date such unpaid amounts commence accruing, to and including the Assignment Effective Date (the "ASSIGNEE'S ACQUISITION COST"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment and the Invested Amount of Assignor's Receivable Interests (if applicable) and all related rights and obligations under the Transfer Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section 4.1 of the Transfer Agreement and under the Liquidity Agreement.

                  4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Transfer Agreement.

                  5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                  6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the applicable Co-Agent and the [Blue Ridge/Liberty Street] Liquidity Banks as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the

Transfer Agreement, the Liquidity Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Transfer Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Transferor, any Obligor, any Affiliate of Transferor or the performance or observance by Transferor, any Obligor, any Affiliate of Transferor of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith;
(c) Assignee confirms that it has received a copy of the Transfer Agreement, the Liquidity Agreement, the Intercreditor Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon any Agent, any Transferee, Transferor or any other Liquidity Bank or Transferee and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transfer Agreement, the Liquidity Agreement and the other Transaction Documents; (e) Assignee appoints and authorizes the Administrative Agent and the applicable Co-Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to such Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Transfer Agreement, the Liquidity Agreement, the Intercreditor Agreement and the other Transaction Documents, are required to be performed by it as a Liquidity Bank or, when applicable, as a Transferee.

                  7. Each party hereto represents and warrants to and agrees with the Agents that it is aware of and will comply with and be bound by the provisions of the Liquidity Agreement, the Intercreditor Agreement and the Transfer Agreement, including, without limitation, Sections 4.1, 12.1 and 13.6 of the Transfer Agreement.

                  8. Schedule I hereto sets forth the revised Commitment [and Liquidity/Transfer Commitment] of Assignor and the Commitment [and Liquidity/Transfer Commitment] of Assignee, as well as administrative information with respect to Assignee.

                  9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                [ASSIGNOR]

                                By: _________________________
                                Title:

                                [ASSIGNEE]

                                By: __________________________
                                Title:

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

DATE:  _____________, ______
TRANSFERRED PERCENTAGE:    ____________%
LIQUIDITY TERMINATION DATE:  ______________

--------------------------------------------------------------------------------------------------------------------
                                   A-1                    A-2                     B-1                    B-2
--------------------------------------------------------------------------------------------------------------------
ASSIGNOR                       COMMITMENT/            COMMITMENT/        OUTSTANDING INVESTED     RATABLE SHARE OF
                               [LIQUIDITY/       [LIQUIDITY/TRANSFER]       AMOUNT (IF ANY)     OUTSTANDING INVESTED
                          TRANSFER] COMMITMENT     COMMITMENT (AFTER                                   AMOUNT
                            (PRIOR TO GIVING      GIVING EFFECT TO THE
                              EFFECT TO THE      ASSIGNMENT AGREEMENT)
                          ASSIGNMENT AGREEMENT)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                          A-2                     B-1                    B-2
--------------------------------------------------------------------------------------------------------------------
ASSIGNEE                                              COMMITMENT/        OUTSTANDING INVESTED     RATABLE SHARE OF
                                                 [LIQUIDITY/TRANSFER]       AMOUNT (IF ANY)     OUTSTANDING INVESTED
                                                   COMMITMENT (AFTER                                   AMOUNT
                                                  GIVING EFFECT TO THE
                                                 ASSIGNMENT AGREEMENT)
--------------------------------------------------------------------------------------------------------------------

ADDRESS FOR NOTICES

___________________

___________________
Attention:
Phone:
Fax:

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO: ________________________, Assignor
    ________________________
    ________________________
    ________________________

TO: ________________________, Assignee
    ________________________
    ________________________
    ________________________

                  The undersigned, as the applicable Co-Agent under the Receivables Transfer Agreement dated as of February 14, 2003 by and among FSI Receivables Company LLC ("TRANSFEROR"), Fisher Scientific International Inc., as initial Servicer, Liberty Street Funding Corp., Blue Ridge Asset Funding Corporation, The Bank of Nova Scotia, a Canadian chartered bank acting through its New York Agency , individually and as Liberty Street Agent, and Wachovia Bank, National Association, individually, as Blue Ridge Agent and as Administrative Agent, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms
defined in such Assignment Agreement are used herein as therein defined.

                  1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be ______________, ____.

                  2. [Blue Ridge/Liberty Street] hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Transfer Agreement [and Section ___ of the Liquidity Agreement].

                  [3.      Pursuant to such Assignment Agreement, the Assignee
is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Assignment Effective Date in immediately available funds.]

                                            Very truly yours,

                                            _________________________,
                                            as [Blue Ridge/Liberty Street] Agent

                                            By: __________________________
                                            Title: _______________________

                                       [BLUE RIDGE ASSET FUNDING
                                       CORPORATION/LIBERTY STREET FUNDING CORP.]

                                            By:  ____________________________
                                            Authorized Signatory

THE FOREGOING ASSIGNMENT IS HEREBY CONSENTED TO:

[FSI RECEIVABLES COMPANY LLC](1)

By:  _________________________________________
Name:
Title:

[INSERT NAME OF APPLICABLE CONDUIT]

By:  _________________________________________
Name:
Title:

_____________________

(1) Delete if Transferor does not have consent right under Section 12.1 due to the existence of an Amortization Event.

                                   EXHIBIT VII

                          CREDIT AND COLLECTION POLICY

                 SEE EXHIBIT V TO RECEIVABLES PURCHASE AGREEMENT

                                  EXHIBIT VIII

                        [FORM OF] PERFORMANCE UNDERTAKING

                  THIS PERFORMANCE UNDERTAKING (this "UNDERTAKING"), dated as of February 14, 2003, is executed by Fisher Scientific International Inc., a Delaware corporation (the "PERFORMANCE GUARANTOR"), in favor of FSI Receivables Company LLC, a Delaware limited liability company (the "SPV"), and its assigns (collectively, together with their respective successors and assigns, "RECIPIENT").

                                    RECITALS

                  1. Performance Guarantor, in its capacity as Originator Agent, Cole-Parmer Instrument Company, an Illinois corporation, Fisher Clinical Services Inc., a Pennsylvania corporation, Fisher Hamilton L.L.C., a Delaware limited liability company, and Fisher Scientific Company L.L.C., a Delaware limited liability company (each of the foregoing other than Performance Guarantor, together with each other Subsidiary of Performance Guarantor that hereafter becomes an "Originator" under the Purchase Agreement hereinafter described, a "SUBSIDIARY ORIGINATOR" and collectively, the "SUBSIDIARY ORIGINATORS"), and the SPV, are parties to an Amended and Restated Receivables Purchase Agreement, dated as of February 14, 2003 (as further amended, restated or otherwise modified from time to time, the "PURCHASE AGREEMENT"), pursuant to which each of the Subsidiary Originators, subject to the terms and conditions contained therein, plans to sell its right, title and interest in its Receivables and Related Security (each, as therein defined) to SPV.

                  2. Performance Guarantor owns, directly or indirectly, 100% of the Equity Interests of each of the Subsidiary Originators, and each of the Subsidiary Originators -- and, accordingly, Performance Guarantor -- is expected to receive substantial benefits from its sale or contribution of Receivables and Related Security to the SPV pursuant to the Purchase Agreement (which benefits are hereby acknowledged by Performance Guarantor).

                  3. As an inducement to Recipient to acquire the Subsidiary Originators' Receivables and Related Security pursuant to the Purchase Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by each of the Subsidiary Originators of its obligations under the Purchase Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

                  Section 1. Definitions. Unless otherwise defined herein, capitalized terms used in this Undertaking shall have the meanings assigned to such terms in the Purchase Agreement or the Transfer Agreement referred to therein, as applicable. In addition:

                  "GUARANTEED OBLIGATIONS" means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by any of the Subsidiary Originators under the Purchase Agreement and each other document executed and delivered by such Subsidiary Originator pursuant thereto, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Subsidiary Originator under the Purchase Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and whether such Subsidiary Originator is an initial party to the Purchase Agreement or is hereafter added as an Originator thereunder by means of a Joinder Agreement or an amendment.

                  Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each of the Subsidiary Originators of its Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing from any Subsidiary Originator under the Guaranteed Obligations or from any other Person or resort to any collateral security, any credit on the books of Recipient in favor of any Subsidiary Originator or any other Person or other means of obtaining payment or performance. Should any Subsidiary Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient may demand the immediate performance by Performance Guarantor of the Guaranteed Obligations, whereupon the Guaranteed Obligations will become forthwith due to Recipient, without additional demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any of the Subsidiary Originators results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; PROVIDED THAT nothing herein shall relieve any Subsidiary Originator from performing in full its Guaranteed Obligations under the Purchase Agreement or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

                  Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient, forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

                  Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of the addition of any Subsidiary Originator as an additional Originator under the Purchase Agreement, notice of the removal of any Subsidiary Originator as an Originator under the Purchase Agreement, notice of any action taken or omitted by Recipient in reliance on this Undertaking, and any requirement that Recipient be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event,

Amortization Event, other default or omission by any Subsidiary Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each of the Subsidiary Originators, on a continuing basis, information concerning the financial condition of any of the Subsidiary Originators, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives to the extent permitted by applicable law all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each of the Subsidiary Originators and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of any Subsidiary Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient might lawfully have elected to apply such payments to any part or all of the payment obligations of any Subsidiary Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Subsidiary Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof as permitted pursuant to the Transfer Agreement; or (i) any addition of Originators to the Purchase Agreement by means of a Joinder Agreement or amendment; (j) any failure on the part of any Subsidiary Originator to perform or comply with any term of the Transaction Documents or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (j) of this Section 4.

                  Section 5. Unenforceability of Guaranteed Obligations Against the Applicable Subsidiary Originator. Notwithstanding (a) any change of ownership of any Subsidiary Originator or the insolvency, bankruptcy or any other change in the legal status of any Subsidiary Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Subsidiary Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Subsidiary Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Subsidiary Originator or for any other reason with respect to any Subsidiary Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Purchase Agreement, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

                  Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that:

                  (a) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (b) No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate
         (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  Section 7. Subrogation. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of the SPV, any of the Agents or any of the Transferees against any of the Subsidiary Originators, (b) will not claim any setoff, recoupment or counterclaim against any of the Subsidiary Originators in respect of any liability of Performance Guarantor to such Subsidiary Originator or, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, demand, sue for or otherwise attempt to collect on any indebtedness of any of the Subsidiary Originators now or hereafter owed to Performance Guarantor and (c) waives any benefit of and any right to participate in any Receivables or Related Security in which Recipient has an interest. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

                  Section 8. Termination of Performance Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the Transfer Agreement is terminated, PROVIDED THAT this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any of the Subsidiary Originators or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

                  Section 9. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of each Subsidiary Originator and the commencement of any case or proceeding by or against any Subsidiary Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to any Subsidiary Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Subsidiary Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

                  Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient is hereby authorized at any time and from time to time after the occurrence and during the continuation of a Termination Event or an Amortization Event, to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor due and owing under this Undertaking.

                  Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, except as required by law. If Performance Guarantor shall be required to deduct or withhold any taxes from or in respect of any sum payable hereunder to Recipient: (A) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11) Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (B) Performance Guarantor shall make such deductions and (C) Performance Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  Section 12. Further Assurances. Performance Guarantor agrees to do all such things and execute all such documents as Recipient may reasonably consider necessary or in the Recipient's reasonable judgment desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

                  Section 13. Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient. Without limiting the generality of the foregoing sentence, the SPV may pledge or assign, and hereby notifies Performance Guarantor that it has pledged and assigned, this Performance Undertaking to the Administrative Agent, for the benefit of the Transferees, as security for the Aggregate Unpaids under the Transfer Agreement, and Performance Guarantor hereby acknowledges that the Administrative Agent, may enforce this Performance Undertaking, on behalf of the SPV, with the same force and effect as though the Administrative Agent were the originally-named Recipient hereunder. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of the SPV and each of the Agents.

                  Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, each of the Agents and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the Originator Agent's address set forth beneath its signature to the Purchase Agreement, and if to Recipient, at the addresses set forth beneath its signature to the Transfer Agreement, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

                  Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 ET SEQ. OF THE GENERAL OBLIGATIONS LAW.

                  Section 17. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "SECTION" shall mean a reference to sections of this Undertaking.

                  IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                                            FISHER SCIENTIFIC INTERNATIONAL INC.

                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                   EXHIBIT IX

                            FORM OF SETTLEMENT REPORT

                                   [ATTACHED]

                             FSI Receivables Company
                                     L.L.C.
                              For the Month Ended:
                                    12/31/02
                                    (Page 1)
                                       ($)

I . Portfolio Information

        1.  Beginning of Month Balance: (Total A/R Outstanding)                                   $ 304,416
                                                                                                  ---------

        2.  Gross Sales (Domestic & Foreign):                                                     $ 220,343
                                                                                                  ---------

        3. Deduct:
                   a. Total Collections:                                                          $ 232,483
                                                                                                  ---------
                   b. Dilution                                                                    $   4,761
                                                                                                  ---------
                   c. Write Offs                                                                  $     411
                                                                                                  ---------
                   d. Payments to Customers                                                       $       0
                                                                                                  ---------

        4.
           a. Calculated Ending A/R Balance [(1) + (2) - (3 a,b,c,d,e)+(3f)]:                     $ 287,105
                                                                                                  ---------
           b. Reported Ending A/R Balance                                                         $ 324,298
                                                                                                  ---------
           c. Difference (If any)                                                                 $ (37,193)
                                                                                                  ---------

           d. Reconciling Items                                                                   $  41,130
                                                                                                  ---------
               Difference (If any)                                                                $   3,938

        5. Deduct:
                   a. Defaulted Receivables                                           $27,608
                                                                                      -------
                   b. Cross-Aged                                                      $14,628
                                                                                      -------
                   c. Contras                                                         $ 1,353
                                                                                      -------
                   d. Customer Deductions                                             $ 2,319
                                                                                      -------
                   e. Disputed Receivables                                            $ 1,530
                                                                                      -------
                   f. Term > 90 Days                                                  $   201
                                                                                      -------
                   g. Unapplied Cash & Credits                                        $15,714
                                                                                      -------
                   h. Foreign Receivables                                             $ 8,516
                                                                                      -------
                   i. Intecompany Receivables                                         $ 2,459
                                                                                      -------
                   j. Payments to Customers                                           $     0
                                                                                      -------
                   k. Total Ineligibles                                                           $  74,329
                                                                                                  ---------

        6. Eligible Receivables [(4 b) - (5.c.)]:                                                 $ 249,969
                                                                                                  ---------
        7. Deduct: Excess Concentration:                                                          $   2,747
                                                                                                  ---------
           Deduct: Excess Federal Government:                                                     $     406
                                                                                                  ---------
           Deduct: Accrued Volume Rebates                                                         $      81
                                                                                                  ---------
        8. Net Pool Balance [(6) -(7)]:                                                           $ 246,736
                                                                                                  ---------

9.       AGING                       CURRENT               ONE MONTH   TWO MONTHS   THREE MONTHS
       SCHEDULE:                      MONTH         %        PRIOR       PRIOR          PRIOR
------------------------------------------------------------------------------------------------
a.     0-30 Days Past Invoice        $184,754     56.97%    $210,238   $  218,416   $    203,144
b.     31-60 Days Past Invoice       $ 73,195     22.57%    $ 76,220   $   71,238   $     83,526
c.     61-90 Days Past Invoice       $ 24,616      7.59%    $ 22,834   $   22,754   $     25,828
d.     91-120 Days Past Invoice      $ 13,281      4.10%    $ 11,674   $   11,760   $     11,745
e.     121-150 Days Past Invoice     $  6,673      2.06%    $  6,241   $    6,648   $      5,820
f.     151-180 Days Past Invoice     $  4,195      1.29%    $  4,436   $    3,834   $      5,483
g.     181+ Days Past Invoice        $ 17,582      5.42%    $ 20,780   $   23,062   $     23,049
------------------------------------------------------------------------------------------------
h.     Total:                        $324,296    100.00%    $352,425   $  357,712   $    358,597
                                     --------    ------     --------   ----------   ------------

                         FSI Receivables Company L.L.C.
                              For the Month Ended:
                                    12/31/02
                                    (Page 2)
                                       ($)

II. Calculations Reflecting Current Activity

        10. CP Proceeds Outstanding                                                              $      0
                                                                                                 --------
        11. Required Reserve %                                                                      22.88%
                                                                                                 --------
        12. Required Reserve [(8) x (11)]:                                                       $ 56,452
                                                                                                 --------
        13. Funding Availability [(8) - (12)]:                                                   $190,284
                                                                                                 --------

III. Compliance

        14. Asset Interest [(10) + (12)/(8)] < 100% :                         In Compliance          22.9%
                                                                                                 --------
        15. 3M Avg. Delinquency Ratio                                         In Compliance          2.19%
                                                                                                 --------
        16. 3M Avg. Default Ratio                                             In Compliance          1.75%
                                                                                                 --------
        17. 3M Avg. Dilution Ratio                                            In Compliance          2.20%
                                                                                                 --------
        18. Facility Limit [(13)<= $225,000                                   In Compliance

                                    EXHIBIT X

                        FORM OF INTERIM SETTLEMENT REPORT

                              [SAME AS EXHIBIT IX]

                                   SCHEDULE A

                       COMMITMENTS OF THE LIQUIDITY BANKS

LIQUIDITY BANK                    COMMITMENT
  Scotiabank                     $100,000,000
   Wachovia                      $125,000,000

                                   SCHEDULE B
              DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
                         ON OR PRIOR TO THE CLOSING DATE

                  1. Each of the documents and opinions listed on Schedule A to the Receivables Purchase Agreement.

                  2. The Performance Undertaking, duly executed by the Performance Guarantor.

                  3. Executed copies of the Agreement, duly executed by the parties thereto.

                  4. Copy of the Resolutions of the Board of Directors of each Transferor Party and Originator certified by its Secretary, authorizing such Person's execution, delivery and performance of the Transaction Documents to which it is a party

                  5. Copies of each Transferor Party's and Originator's publicly filed Organic Documents certified by the Secretary of State of its jurisdiction of organization on or within thirty (30) days prior to the date of this Agreement.

                  6. Good Standing Certificate for each Transferor Party and Originator issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations.

                  7. A certificate of the Assistant Secretary of each Transferor Party and Performance Guarantor certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's Organic Documents that are not publicly filed.

                  8. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Transferor from the applicable central and local filing offices in its jurisdiction of organization.

                  9. Copies of proper financing statements, duly filed under the UCC on or before the date of the initial Incremental Transfer in all jurisdictions as may be necessary under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

                  10. Copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security.

                  11. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

                  12. A favorable opinion of legal counsel for the Transferor Parties and Originators reasonably acceptable to the Agents covering such matters as any of the Agents may reasonably request.

                  13. If requested by any Conduit or its Co-Agent, a favorable opinion of legal counsel for each Liquidity Bank in such Conduit's Group, reasonably acceptable to such Co-Agent which addresses due authorization, execution and enforceability against such Liquidity Bank of the applicable Liquidity Agreement.

                  14.      A Compliance Certificate.

                  15.      The Fee Letters

                  16.      The Liquidity Agreements.

                  17. A Settlement Report as at the last day of the calendar month ended at least two weeks prior to the initial transfer.

                  18. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

                  19. For each Transferee who is a "United States person" within the meaning of Section 7701(a)(30) of the Tax Code, two duly completed copies of the Internal Revenue Service Form W-9, one of which copies will be provided to Transferor. For each Transferee and Agent who is not a "United States person" within the meaning of Section 7701(a)(30) of the Tax Code and that is receiving payments directly from Transferor or any of its Affiliates under the Transaction Documents, two duly completed copies of Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Transferee or Agent is entitled to receive payments under the Agreement and/or any of the other Transaction Documents without deduction or withholding of any United States federal income taxes, one of which copies will be provided to Transferor.

                  20. Letters from each of the rating agencies that rate Liberty Street's Commercial Paper confirming that the transaction contemplated hereby will not change the ratings of such Commercial Paper.